EXHIBIT 10.8

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

dated as of May 7, 2010

among

USS HOLDINGS, INC.

as Holdings

U.S. SILICA COMPANY,

as Issuer

THE SUBSIDIARY GUARANTORS LISTED HEREIN,

as Subsidiary Guarantors

and

GGC FINANCE PARTNERSHIP, L.P.

as Purchaser

Exhibits

Exhibit I	Form of Restated Note

Exhibit II	Reserved

Exhibit III	Form of Solvency Certificate

Exhibit IV	Form of Subsidiary Guaranty

Exhibit V	Form of Parent Guaranty

v

This Amended and Restated Note Purchase Agreement (this “Agreement”) is dated as of May 7, 2010 and entered into by and among:

(1)	USS HOLDINGS, INC., a Delaware corporation (“Holdings”);

(2)	U.S. SILICA COMPANY, a Delaware corporation (“Issuer”);

(3)	THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Subsidiary Guarantor” and collectively as “Subsidiary Guarantors”);

(4)

GGC FINANCE PARTNERSHIP, L.P. (together with its successors, assigns and transferees in accordance with the terms of this Agreement, in their capacity as the holders or purchasers of the Notes, individually a “Purchaser” and collectively “Purchasers”).

RECITALS

(A) WHEREAS, Holdings, Issuer, each of the Subsidiary Guarantors and the Purchasers are parties to that certain Note Purchase Agreement, dated as of November 25, 2008 (as heretofore amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of this Agreement, the “Original Note Purchase Agreement”);

(B) WHEREAS, on the Closing Date, pursuant to the Acquisition Agreement, GGC USS Acquisition Sub, Inc., a Delaware corporation (“Acquisition Co”) merged with and into Holdings, whereupon all the Capital Stock of Holdings was acquired indirectly by GGC USS Holdings, Inc. (“GGC USS Holdings”), and GGC USS Borrower Co., Inc., a Delaware corporation (“Initial Issuer”) merged with and into Issuer (the “Issuer Merger”);

(C) WHEREAS, on the Closing Date, Initial Issuer entered into a $102,000,000 senior secured term loan facility (as amended, restated, supplemented or otherwise modified prior to the Restatement Effective Date, the “Original Senior Facility”) with Senior Agent and Senior Lenders, and immediately upon consummation of the Issuer Merger, Issuer assumed all rights and obligations of the Initial Issuer under the Original Senior Facility;

(D) WHEREAS, on the Closing Date, Issuer entered into the Original ABL Loan Agreement (as defined below);

(E) WHEREAS, Holdings, Issuer, each of the Subsidiary Guarantors and the Purchasers wish to amend and restate the Original Note Purchase Agreement without constituting a novation of the rights, obligations, liabilities and indebtedness of the Credit Parties thereunder, on the terms and subject to the conditions contained herein;

(F) WHEREAS, on the Restatement Effective Date, Issuer will enter into the ABL Loan Agreement and Senior Credit Agreement (each as defined below); and

(G) WHEREAS, Holdings and the Subsidiary Guarantors have agreed to guarantee the Obligations hereunder and under the other Note Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Issuer, Subsidiary Guarantors and Purchasers agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

“ABL Agent” means Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, in its capacity as administrative agent under the ABL Loan Agreement, together with its successors and assigns in such capacity.

“ABL Hedge Agreement Counterparties” has the meaning assigned to the term “Hedging Agreement Providers” in the ABL Loan Agreement.

“ABL Lenders” has the meaning assigned to the term “Lenders” in the ABL Loan Agreement.

“ABL Loan Agreement” means that certain ABL Loan and Security Agreement, dated as of August 9, 2007, among Company, the ABL Agent and the ABL Lenders, as amended as of the Closing Date and as further amended by Amendment No. 2 to Loan and Security Agreement, dated as of the Restatement Effective Date (and, as thereafter amended, restated, extended, supplemented or otherwise modified from time to time).

“ABL Loan Documents” has the meaning assigned to the term “Financing Agreements” in the ABL Loan Agreement.

“ABL Loans” has the meaning assigned to the term “Loans” in the ABL Loan Agreement.

“ABL Obligations” has the meaning assigned to the term “Obligations” in the ABL Loan Agreement.

“ABL Priority Collateral” has the meaning assigned to the term “ABL Priority Collateral” in the Intercreditor Agreement.

“Acquisition” has the meaning assigned to that term in the Recitals to this Agreement.

“Acquisition Agreement” means that certain Acquisition Agreement by and among Preferred Unlimited Inc. as guarantor, Preferred Rocks USS as buyer, Hourglass Acquisition I, LLC and Harbinger Capital Partners Master Fund I, Ltd. as seller, dated June 27, 2008, as amended on November 4, 2008 and November 10, 2008, and as such agreement may be amended, restated, extended, supplemented or otherwise modified further from time to time thereafter to the extent permitted under Section 6.12.

“Adjusted LIBOR” means, for each Interest Period in respect of any Restated Note, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

Adjusted LIBOR = LIBOR/(1.00 – LIBOR Reserve Percentage)

Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Affected Purchaser” has the meaning assigned to that term in Section 2.6(c).

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Securities or by contract or otherwise; provided that (a) a Purchaser shall not be deemed to be an “Affiliate” of Preferred Rocks USS or any of its Subsidiaries when acting in its capacity as a purchaser of Restated Notes hereunder, and (b) no Senior Agent or Senior Lender shall be deemed to be an “Affiliate” of any Credit Party.

“Agreement” means this Amended and Restated Note Purchase Agreement dated as of May 7, 2010.

“Anti-Money Laundering Laws” has the meaning assigned to that term in Section 4.8(c).

“Applicable Margin” means 10.25% per annum.

“Asset Sale” means the sale or disposition by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (a) any of the stock of any of Company’s Subsidiaries, (b) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (c) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (i) inventory sold in the ordinary course of business, (ii) Cash Equivalents for fair value, (iii) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection, (iv) sales or dispositions of assets permitted by Sections 6.7 (c), (e) through (o), and (v) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $2,000,000 or less).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Business Day” means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any borrowed amounts under the Restated Notes, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means the capital stock of or other equity interests in a Person.

“Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable Securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Senior Lender, any ABL Lender or any Purchaser or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change in Control” means any of the following: (i) prior to the completion of an initial public offering, Golden Gate shall cease to beneficially own and control directly or indirectly) more than 50.1% of the issued and outstanding Voting Securities of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of Holdings; (ii) prior to the completion of an initial public offering, Golden Gate shall cease to beneficially own (directly or indirectly) more than 50.1% of the economic value of the Capital Stock of Holdings; (iii) following the completion of an initial public offering, a group other than Permitted Holders acquires beneficial ownership (directly or indirectly) of 35% or more of the Voting Securities or economic value of the Capital Stock of Parent, (iv) the occurrence of a change in the composition of the Governing Body of Holdings or Company such that a majority of the members of any such Governing Body are not Continuing

Members, (v) the failure at any time of Holdings to legally and beneficially own and control 100% of the issued and outstanding Capital Stock of Company or the failure at any time of Holdings to have the ability to elect all of the Governing Body of Company and (vi) the occurrence of any “Change in Control” or “Change of Control” (or similar term) under the ABL Loan Agreement or the Senior Credit Agreement. As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning assigned to that term in the Exchange Act and the rules and regulations promulgated thereunder.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, treaty or order, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Government Authority, (c) any determination of a court or other Government Authority or (d) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority.

“Closing Date” means November 25, 2008.

“Company” means Issuer.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedge Agreements. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement and (iii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, except that the amount of any Hedge Agreement obligation shall be determined in accordance with GAAP. For the avoidance of doubt, the Silica Related Claims shall not be deemed to be Contingent Obligations hereunder.

“Continuing Member” means, as of any date of determination any member of the Governing Body of Holdings or Company who (i) was a member of such Governing Body on the Restatement Effective Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Restatement Effective Date or whose nomination or election was previously so approved.

“Contractual Obligation”, as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Group” means an entity, whether or not incorporated, which is under common control with a Credit Party within the meaning of Section 4001 of ERISA or is part of a group that includes a Credit Party and that is treated as a single employer under Section 414 of the Internal Revenue Code. When any provision of this Agreement relates to a past event, the term “member of the Controlled Group” includes any person that was a member of the Controlled Group at the time of that past event.

“Conveyance of Undivided Mineral Interest” means that certain Conveyance of Undivided Mineral Interest dated as of November 24, 2008 between Company and Preferred Rocks USS.

“Credit Party” means each of Issuer and Holdings and any of Holdings’ Domestic Subsidiaries from time to time executing a Note Document, and “Credit Parties” means all such Persons, collectively.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Current Interest” shall have the meaning assigned to such term in Section 2.2(a).

“Deferred Interest Amount” shall mean an amount calculated on the Termination Date or earlier repayment or prepayment in full of the outstanding principal amount of the Restated Notes (such date, the “Deferred Interest Payment Date”), and constituting deferred interest on the Restated Notes, equal to (a) the total amount of interest that would have accrued on the initial principal amount of the Restated Notes if interest had accrued on the principal amount of the Restated Notes from the date of issuance thereof to the Deferred Interest Payment Date at a rate of 17.5% per annum, compounded at each Fiscal Quarter-end and computed on the basis of a year of 360 days and the actual number of days elapsed (but with the amount compounded to principal at any Fiscal Quarter-end adjusted to reflect the amount of accrued Current Interest actually paid in cash on the Restated Notes on such date), minus (b) the sum of (i) the aggregate amount of all Current Interest accrued on the Restated Notes and either added to the principal amount of the Restated Notes or paid in cash, (ii) the aggregate amount of all Prepayment Premiums paid on or prior to the Deferred Interest Payment Date, and (iii) the aggregate amount of interest that would have accrued on any principal amount of Restated Notes prepaid or repaid prior to the Deferred Interest Payment Date if interest had accrued on such repaid or prepaid principal amount from the date of such repayment or prepayment to the Deferred Interest Payment Date at a rate of 17.5% per annum (compounded at each Fiscal Quarter end, computed on the basis of a year of 360 days and the actual number of days elapsed); provided, that if the amount obtained pursuant to the foregoing calculation is less than zero, the Deferred Interest Amount shall equal zero.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

“Designated Person” means a Person named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any Securities into which it is convertible, or for which it is exercisable or exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Termination Date, (b) is convertible into or exercisable or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time prior to the first anniversary of the Termination Date, (c) contains any repurchase obligation which may come into effect prior to the first anniversary of the Termination Date, (d) requires the payment of any dividends (other than the payment of dividends solely in the form of Qualified Capital Stock) prior to the first anniversary of the Termination Date, or (e) provides the holders of such Capital Stock thereof with any rights to receive any Cash upon the occurrence of a change in control prior to the first anniversary of the Termination Date, unless the rights to receive such Cash are contingent upon the prior payment in full in cash of the Obligations. Disqualified Stock shall not include any Capital Stock which would be Qualified Capital Stock but for a requirement that such Capital Stock be redeemed in connection with (x) a change of control or (y) any asset disposition made pursuant to Section 6.7 or otherwise permitted by Requisite Purchasers so long as such Capital Stock requires the prior payment in full in Cash (as defined in the Intercreditor Agreement) of the Obligations prior to any payments being made pursuant to such Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Company to repurchase such Capital Stock (or such Capital Stock is mandatorily redeemable) upon the occurrence of a change of control or a public offering will not constitute Disqualified Stock if the terms of such Capital Stock provide that Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.5.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“Employee Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), which is maintained for, or contributed to (or to which there is an obligation to contribute) on behalf of, employees of any Credit Party or ERISA Affiliate or to which any Credit Party or ERISA Affiliate has or could have any liability or obligation.

“Environmental Claim” means any investigation, written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, legally binding guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare; in any manner applicable to Company or any of its Subsidiaries or any Facility.

“ERISA” means the US Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a Controlled Group of any Credit Party.

“ERISA Event” means any of the following events:

(a)

any reportable event, as defined in Section 4043(c) of ERISA and the regulations promulgated under it, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event. However, the existence with respect to any Employee Plan of an “accumulated funding deficiency” (as defined in Section 302 of ERISA), or, on and after the effectiveness of the Pension Act, a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver;

(b)

the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of that Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)	the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)	the termination of any Employee Plan under Section 4041(c) of ERISA;

(e)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)	the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under the Internal Revenue Code or ERISA;

(g)	engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA;

(h)	a determination that any Employee Plan is, or is expected to be, in at-risk status (within the meaning of Title IV of ERISA); or

(i)

the receipt by any Credit Party or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or, on and after the effectiveness of the Pension Act, that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA).

“Event of Default” means each of the events set forth in Sections 7.1 through 7.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means, with respect to any Purchaser or any other recipient of any payment to be made by or on account of any obligation of Company hereunder (a) Taxes that are imposed on (or measured by) the overall net income (however denominated) and franchise Taxes imposed in lieu thereof (i) by the United States, (ii) by any other Government Authority under the laws of which such recipient is organized or in which its principal office is located or in which it maintains its applicable lending office or (iii) by any Government Authority solely as a result of a present or former connection between such recipient and the jurisdiction of such Government Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Note Documents), (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction referred to in clause (a) and (c) in the case of a Foreign Purchaser, any withholding Tax that (i) is imposed on amounts payable to such Foreign Purchaser at the time it becomes a party hereto (or designates a new lending office), (ii) is attributable to such Foreign Purchaser’s failure or inability (other than as a result of a Change in Law) to comply with its obligations under Section 2.7(b)(iv), except to the extent that such Foreign Purchaser (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) to receive additional amounts from Company with respect to such withholding Tax pursuant to Section 2.7(b)(i) or (iii) is required to be deducted under applicable law from any payment hereunder on the basis of the information provided by such Foreign Purchaser pursuant to clause (D) of Section 2.7(b)(iv).

“Existing Indebtedness” means the Indebtedness of the Credit Parties set forth on Schedule 1.1(b).

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Financial Plan” has the meaning assigned to that term in Section 5.1(j).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year commences.

“Foreign Purchaser” means any Purchaser that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary of Company that is not a Domestic Subsidiary.

“Funded Debt”, as applied to any Person, means all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

“Funding Requirements” means the aggregate of all amounts necessary to (a) fund the Senior Loans as set forth in the Senior Credit Agreement and Senior Loan Documents on the Restatement Effective Date, (b) amend and repay at least $9,500,000 of the Original Notes, (c) pay a cash dividend of no more than $52,000,000 to Hourglass Holdings, LLC and (d) pay Transaction Costs, each in accordance with the Funds Flow Memorandum and the Global Assignment and Assumption (as defined in the Senior Credit Agreement).

“Funds Flow Memorandum” means the funds flow memorandum dated as of the Restatement Effective Date in form and substance reasonably satisfactory to Purchasers and Company.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Golden Gate” means Golden Gate Private Equity, Inc.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organ, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, accreditation, consent, order or consent decree of or from, any Government Authority.

“Guaranties” means the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means (a) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement, a Currency Agreement or a Natural Gas Hedging Agreement designed to hedge against fluctuations in interest rates or currency values or natural gas prices or availability, respectively.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Purchaser which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Holdings” has the meaning assigned to that term in the introduction to this Agreement.

“Holdings Guaranty” means the Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit V annexed hereto.

“Incremental Equity” means an equity contribution to Company of up to $5,000,000 from the proceeds of an issuance of Capital Stock of the parent entity of GGC USS Holdings to one or more co-investors after the Closing Date.

“Indebtedness” as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law, and (vii) all Disqualified Stock and all obligations, liabilities and indebtedness of such Person arising from Disqualified Stock issued by such Person. Obligations under Interest Rate Agreements, Currency Agreements and Natural Gas Hedging Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness. Trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days, and obligations incurred under pension and OPEB arrangements, shall not constitute Indebtedness. Obligations under Operating Leases (other than the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP), employment agreements, deferred compensation and contingent post-closing adjustments or earn outs shall not constitute Indebtedness. Obligations arising from transactions consummated pursuant to the Sand Purchase Documents and from undrawn letters of credit shall not constitute Indebtedness.

“Indemnified Liabilities” has the meaning assigned to that term in Section 9.3.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning assigned to that term in Section 9.3.

“Initial Issuer” has the meaning assigned to that term in the introduction to this Agreement.

“Intellectual Property” means, as to each Credit Party, such Credit Party’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Credit Party’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among Holdings, Company, Subsidiary Guarantors, Senior Agent and ABL Agent and as may from time to time be amended, restated, modified or supplemented in accordance with its terms.

“Interest Payment Date” means (i) the last Business Day of each Fiscal Quarter, (ii) the date of any prepayment of principal with respect to the Restated Notes and (iii) the Termination Date.

“Interest Period” has the meaning assigned to that term in Section 2.2(b).

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Interest Rate Determination Date”, with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

“Intermediate Holding Companies” means BMAC Services Co., Inc., BMAC Holdings, Inc. and Better Minerals & Aggregates Company.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (a) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company unless it is a wholly-owned Subsidiary), (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (c) any direct or indirect loan, advance (other than trade credit, advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business or (d) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original cost or principal amount of any such Investment).

“Issuer Merger” has the meaning assigned to that term in the Recitals to this Agreement.

“ITT” shall mean ITT Corporation, a Delaware corporation, and its successors and assigns.

“ITT Agreement” means the Agreement of Purchase and Sale of the Capital Stock of Pennsylvania Glass Sand Corporation, dated as of September 12, 1985, made between ITT and Pacific Coast Resources Co., its successors and assigns as amended or modified from time to time.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the higher of (i) the London interbank offered rate (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the offered rate for deposits in Dollars for a period equal to such Interest Period, commencing on the first day of such Interest Period, which appears on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 on that service or any successor service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 A.M. (London time), on the day that is two Business Days prior to the first day of such Interest Period or, if such rate is unavailable for any reason or the Requisite Purchasers have notified Company that such rate does not adequately reflect the cost to Requisite

Purchasers of making, funding or maintaining the borrowings under the Restated Notes, the average (rounded upward, if necessary, to the nearest 1/100 of 1%) of the rate per annum, confirmed by Requisite Purchasers as reflecting their cost of funds at such time in respect of deposits in Dollars offered by the principal office of each Requisite Purchaser at 11:00 A.M. (London time), on the day that is two Business Days prior to the first day of such Interest Period and on an amount that is approximately equal to the principal amount of the Restated Notes, and (ii) 1.75% per annum.

“LIBOR Reserve Percentage” means the reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100 of 1%) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Purchaser) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) having a term comparable to such Interest Period.

“License Agreement” means all of the agreements or other arrangements of each Credit Party and Subsidiary thereof pursuant to which such Credit Party or Subsidiary has a license or other right to use any trademarks, logos, designs, representation or other Intellectual Property, material to the business of the Credit Parties and their Subsidiaries taken as a whole, owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Credit Party or Subsidiary as in effect on the date hereof as set forth on Schedule 1.1(c).

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), hypothec, preference, priority, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Management Agreements” means that certain Advisory Agreement, dated as of November 25, 2008, by and among GGC Administration, LLC, GGC USS Holdings, LLC, Holdings, Preferred Rocks USS and Issuer (as amended, restated and otherwise modified from time to time).

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Holdings, Company and Company’s Subsidiaries taken as a whole, (ii) the material impairment of the ability of any Credit Party to perform, or of any Purchaser to enforce, the Obligations or (iii) a material adverse effect on the legality, validity, binding effect or enforceability against any Credit Party of a Note Document to which it is a party.

“Material Contract” means (i) each contract set forth on Schedule 1.1(d) and any replacement thereof, and (ii) any contract which, if terminated prior to its current expiration date, could reasonably be expected to have a Material Adverse Effect with respect to Company or any of its Subsidiaries.

“Material Leasehold Property” means a Leasehold Property or any mixed property asset reasonably determined by Purchasers to be of material value or of material importance to the operations of Company or any of its Subsidiaries.

“Maturity Date” means May 7, 2017.

“Multiemployer Plan” means, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) which is maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Credit Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has or could have any liability or obligation.

“Natural Gas Hedging Agreement” means any agreement with respect to, or involving the purchase or hedge of, natural gas or price indices for natural gas or any other similar derivative agreements or arrangements, in each case to which Company or any of its Subsidiaries is a party and entered into to manage fluctuations in the price or availability of natural gas.

“Net Asset Sale Proceeds”, with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income or gains taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Restated Notes) that is (a) secured by a Lien on the stock or assets in question or that is not subordinated to the Restated Notes and, in each case, required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid on or about the time of receipt of such cash payment to a Person that is not an Affiliate of any Credit Party or of any Affiliate of a Credit Party, and (iii) any actual reasonable reserve for (x) any indemnification payments in respect of such Asset Sale or (y) in the case of a sale of a mine, any cleanup and remediation costs necessary or advisable (by contract or in the reasonable judgment of Company) to prepare such mine for sale; provided, however, that Net Asset Sale Proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material Tax liability to Company.

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received or released from reserve, as the case may be, by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder (other than proceeds or refunds received in respect of the cancellation or termination of insurance covering Silica Related Claims permitted hereunder) or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and any bona fide direct costs incurred in connection with any such sale, including the costs of the type described in clauses (i), (ii) and (iii) of the definition of Net Asset Sale Proceeds.

“Net Securities Proceeds” means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by any Credit Party and (ii) capital contributions made by a holder of Capital Stock of Holdings.

“Non-Consenting Purchaser” has the meaning assigned to that term in Section 2.9.

“Note Documents” means, collectively, this Agreement, the Restated Notes, the Subordination Agreement, any and all other agreements, guarantees, instruments and documents now or hereafter executed and/or delivered in connection with the foregoing, including any schedules, exhibits, appendices or other attachments thereto, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with its terms.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to Purchasers or any of them under the Note Documents, whether for principal, interest (including the Deferred Interest Amount, if any), premium, fees, expenses, indemnification or otherwise.

“Officer” means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Officer’s Certificate”, as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“Operating Lease”, as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Organizational Documents” means the documents (including Bylaws, operating agreements, or partnership agreement, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Original ABL Loan Agreement” means that certain ABL Loan and Security Agreement, dated as of August 9, 2007, by and among Company, the ABL Agent and the ABL Lenders as amended as of the Closing Date (and as thereafter amended, restated, extended, supplemented or otherwise modified from time to time prior to the Restatement Effective Date).

“Original Note” and “Original Notes” has the meaning assigned to such term in Section 2.1.

“Original Note Purchase Agreement” has the meaning assigned to that term in the Recitals to the Agreement.

“Original Senior Facility” has the meaning assigned to that term in the Recitals to the Agreement.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Note Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Note Document.

“Parent Merger” has the meaning assigned to that term in the Recitals to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation of the USA established pursuant to Section 4002 of ERISA (or any entity succeeding to all or any of its functions under ERISA).

“Pension Act” means the United States Pension Protection Act of 2006, as amended.

“Permits” has the meaning assigned to that term in Section 4.18(b).

“Permitted Acquisition” means the acquisition of all or substantially all of the business and assets or Capital Stock of any Person, which acquisition is permitted pursuant to Section 6.3 or which is otherwise consented to by Requisite Purchasers.

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Senior Loan Documents):

(a)	Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

(b)

statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and customary rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Senior Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Senior Collateral on account of such Lien;

(c)

deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Senior Collateral on account thereof;

(d)	any attachment or judgment Lien not constituting an Event of Default under Section 7.8;

(e)

licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Senior Loan Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Senior Collateral;

(f)

easements, rights-of-way, restrictions, encroachments, covenants and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any material portion of the Senior Collateral;

(g)

any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(h)	Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(i)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)	any zoning or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;

(k)	Liens granted pursuant to the Senior Loan Documents;

(l)	receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien by operation of law on the related inventory and proceeds thereof;

(m)	Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with the providers of such insurance and their Affiliates in respect thereof;

(n)	Liens on any assets that are the subject of an agreement for disposition thereof expressly permitted under Section 6.7 that arise due to the existence of such agreement; and

(o)

Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries.

“Permitted Holder” means Golden Gate, its Affiliates or any Permitted Transferee thereof.

“Permitted Indebtedness” means any Indebtedness permitted under Section 6.1.

“Permitted Refinancings” means, with respect to any Subordinated Indebtedness, any refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification of such Indebtedness provided that such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification does not (i) increase the cash rate of interest and payment in kind rate of interest on such Subordinated Indebtedness in an aggregate amount in excess of 2.0% above the aggregate rate of interest hereunder as of the Restatement Date, (ii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (iii) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), (iv) change the redemption, prepayment or defeasance provisions thereof to make more onerous, change the subordination provisions thereof (or of any guaranty thereof), (v) increase the outstanding principal amount of such Subordinated Indebtedness (other than on account of accrued interest, premium, fees and expenses) unless otherwise permitted as new Subordinated Indebtedness under Section 6.1(m), provided further that the effect of such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification, together with all other refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification made, does not increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Company or Purchasers.

“Permitted Transferees” means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders, or general and limited partners, of which, or a limited liability company, the members of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any Capital Stock of Holdings.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Authorities.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Prepayment Premium” means, at any time with respect to any Restated Notes being repaid in whole or in part pursuant to Section 2.4 or Article VII during any of the periods set forth below, an amount equal to the percentage set forth opposite such period of the aggregate principal amount of the Restated Notes being prepaid at such time:

Period	Percentage
The Restatement Effective Date to and including the first anniversary of the Restatement Effective Date	3.00%
The first day after the first anniversary of the Restatement Effective Date to and including the second anniversary of the Restatement Effective Date	2.00%
The first day after the second anniversary of the Restatement Effective Date to and including the third anniversary of the Restatement Effective Date	1.00%
At all times after the third anniversary of the Restatement Effective Date	None

“Proceedings” means any litigation, action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“Purchaser” and “Purchasers” shall have the meaning assigned to such terms in the introduction to this Agreement.

“Qualified Capital Stock” means any Capital Stock of any Person that is not Disqualified Stock.

“Real Property Asset” means, at any time of determination, any interest then owned by any Credit Party in any real property.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act or any similar regulation then in effect, as amended or modified from time to time and a reference to a particular provision thereof shall include a reference to the comparable provision if any of any such similar regulation.

“Related Agreements” means, collectively, the Management Agreement, the Senior Loan Documents and the ABL Loan Documents.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Requisite Purchasers” means Purchasers having or holding more than 50% of the sum of the aggregate principal amount of the Restated Notes.

“Restated Notes” shall have the meaning assigned to such term in Section 2.1.

“Restatement Effective Date” means May 7, 2010.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, Company or any of their Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings, Company or any of their Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Company or any of their Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Sand Processing and Delivery Agreements” means, collectively, Sand Processing and Delivery Agreements between Preferred Rocks USS and Company dated as of November 24, 2008 (as amended, restated, supplemented or otherwise modified from time to time) relating to the Sand Purchase Agreements.

“Sand Purchase Agreements” means, collectively, the Sand Purchase Agreements dated as of November 24, 2008 (as amended and restated on November 25, 2008, as amended on January 1, 2010 and as amended, restated, supplemented or otherwise modified from time to time in accordance with their terms) between Preferred Rocks USS and each of Superior Well Services, Inc. and Schlumberger Technology Corporation.

“Sand Purchase Documents” means the Sand Purchase Agreements, Sand Processing and Delivery Agreement, the Conveyance of the Undivided Mineral Interest and any promissory notes, subordination, attornment and non-disturbance agreements, mortgage, security agreement, financing statements and other documents executed in connection therewith.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Agent” means BNP Paribas and its successors as “Administrative Agent” and/or “Collateral Agent” (as the context requires) under the Senior Loan Documents.

“Senior Collateral” means the “Collateral” as defined in the Senior Credit Agreement.

“Senior Credit Agreement” means the Amended and Restated Credit Agreement dated as of the date hereof, among Holdings, Issuer, the Subsidiary Guarantors, Senior Lenders and Senior Agent, as the same may be amended, restated, supplemented, replaced, refinanced, extended, renewed, or otherwise modified from time to time.

“Senior Lenders” means the “Lenders” as defined in the Senior Credit Agreement.

“Senior Loans” means the “Loans” as defined in the Senior Credit Agreement.

“Senior Loan Documents” means the Senior Credit Agreement and all other guaranties and collateral documents and all other “Loan Documents” (as defined in the Senior Credit Agreement) executed and delivered with respect to the Senior Credit Agreement, as such documents may be amended, restated, supplemented, replaced, refinanced, extended, renewed, or otherwise modified from time to time.

“Senior Obligations” means the “Obligations” as defined in the Senior Credit Agreement.

“Silica Related Claims” shall mean claims (other than workers compensation claims) against Holdings or any of its Subsidiaries alleging silica exposure, including those that allege that silica products sold by Holdings or any of its Subsidiaries (or their predecessor-in-interest) were defective or that said Person acted negligently in selling products without a warning or with an inadequate warning.

“Silica Related Claims Policies” shall have the meaning given to such term in Section 5.4(b)(ii).

“Solvent”, with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subject Purchaser” has the meaning assigned to that term in Section 2.9.

“Subordinated Indebtedness” means any Indebtedness of any Credit Party permitted hereunder incurred from time to time and subordinated in right of payment to the Obligations in accordance with substantially similar subordination terms as the terms set forth in the Subordination Agreement provided that such terms are at least as favorable to the Purchasers as the terms set forth in the Subordination Agreement or as otherwise reasonably satisfactory to Requisite Purchasers.

“Subordination Agreement” means that certain Amended and Restated Subordination Agreement, dated as of the Restatement Effective Date, by and among Senior Agent, ABL Agent, and Purchasers, as may from time to time be amended, restated, modified or supplemented in accordance with its terms.

“Subsidiary”, with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” has the meaning assigned to that term in the introduction to this Agreement.

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Holdings (other than Issuer) on the Closing Date and to be executed and delivered by additional Domestic Subsidiaries of Holdings from time to time thereafter in accordance with Section 5.9, substantially in the form of Exhibit IV annexed hereto.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of any nature and whatever called, imposed by a Government Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Termination Date” means the earlier to occur of (a) the seven year anniversary of the Restatement Effective Date or (b) such other date on which the Restated Notes become due and payable in full pursuant to Article II or Article VII.

“Transaction Costs” means all fees, costs, expenses, premiums, termination payments, prepayment penalties incurred or paid by any Credit Party on or before the Restatement Effective Date in connection with the Transactions, including any fees referred to in Section 2.3 payable to Purchasers on or before the Restatement Effective Date and fees or original issue discount in connection with the Funding Requirements; provided that the Transaction Costs on or before the Restatement Effective Date shall not exceed $5,000,000 in the aggregate.

“Transaction Documents” means, collectively, the Note Documents and the Related Agreements.

“Transactions” means (i) the execution and delivery of any amended or amended and restated Note Documents on the Restatement Effective Date, (ii) the execution and delivery of any amended or amended and restated Senior Loan Documents to which it is a party, (iii) the execution and delivery of any amended or amended and restated ABL Loan Documents (iv) the repayment of at least $9,500,000 of the Original Notes and (v) the payment of a cash dividend of no more than $52,000,000 to Hourglass Holdings, LLC.

“Transfer” shall mean the sale, assignment or other transfer of the Restated Notes, in whole or in part, and of the rights of the holder thereof with respect thereto and under this Agreement.

“Transferee” means any direct or indirect transferee of all or any part of any Restated Notes permitted under Section 9.1.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“USA Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Unasserted Obligations” means, at any time, Obligations for Taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for the principal of and interest on, and fees relating to, any Indebtedness) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“Voting Securities” means, with respect to any Person, the Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Governing Body (or Persons performing similar functions) of such Person.

Section 1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Purchasers pursuant to clauses (b), (c) and (j) of Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Note Document, and Company or Requisite Purchasers shall so request, Purchasers and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Purchasers), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Purchasers reconciliation statements provided for in Section 5.1(e).

Section 1.3 Other Definitional Provisions and Rules of Construction.

(a)	Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(b)

References to “Sections” and “Sections” shall be to Sections and Sections, respectively, of this Agreement unless otherwise specifically provided. Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(c)

The use in any of the Note Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(d)

Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Note Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto.

(e)

Whenever any provision in any Note Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

Section 1.4 No Novation. It is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Original Note Purchase Agreement or evidence payment of all or any of such obligations and liabilities except as provided herein and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends and restates in its entirety the Original Note Purchase Agreement.

ARTICLE II

AMOUNTS AND TERMS OF THE NOTES

Section 2.1 Authorization and Issue of Restated Notes; Original Notes.

(a)

Original Notes In connection with the Original Note Purchase Agreement and in order to provide funds to Issuer to consummate the Acquisition, the Purchasers purchased the Original Notes of the Company issued pursuant to the Original Note Purchase Agreement (each, an “Original Note” and collectively, the “Original Notes”) in the original principal amount of $80,000,000 issued on the Closing Date, to mature on November 25, 2016. Each Purchaser and Issuer acknowledges and agrees that, as of the Restatement Effective Date, the aggregate outstanding principal amount of the Original Notes is $84,810,808.60 and the aggregate outstanding cash interest on the Original Notes, without giving effect to the transactions contemplated by this Agreement, is $1,258,741.81. Subject to the terms and conditions set forth in this Restated Note Purchase Agreement, the entire outstanding principal balance of the Original Notes under the Original Note Purchase Agreement less the payment of $9,810,808.59 on the Restatement Date shall be deemed to be the original outstanding principal balance of the Restated Notes, without constituting a novation.

(b)

Amended and Restated Notes Company has duly authorized the issuance, sale and delivery of the Restated Notes in the aggregate principal amount of $75,000,000 on the Restatement Effective Date, to mature on the Maturity Date and to be substantially in the form of Exhibit I attached hereto (all such promissory notes issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the “Restated Notes” and individually a “Restated Note”). The Restated Notes shall be issued in exchange for the Original Notes.

Section 2.2 Interest.

(a)

Current Interest Subject to the provisions of Sections 2.2(c), 2.2(f), 2.6 and 2.7, the Restated Notes shall bear interest, during each Interest Period from the date of issuance thereof until paid in full, at a rate per annum equal to the Adjusted LIBOR for such Interest Period plus the Applicable Margin (“Current Interest”).

(b)

Interest Periods Each Interest Period shall be the period commencing on the last Business Day of each Fiscal Quarter and ending on the last Business Day of the Fiscal Quarter next occurring; provided that:

(i)	the initial Interest Period for any Restated Note shall commence on the Restatement Effective Date and end on the last Business Day of the Fiscal Quarter next occurring;

(ii)	each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

(iii)

if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

(c)	[Reserved]

(d)

Interest Payments Subject to the provisions of Section 2.2(f), interest on each Restated Note shall be payable in arrears on and to each Interest Payment Date, upon any prepayment of that Restated Note (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

(e)

Interest Election Notwithstanding anything in Section 2.2(b) to the contrary, Company may elect (an “Interest Election”), by delivering written notice of the Interest Election to Purchasers no later than the last day of any Interest Period, to have all or any portion of the interest accruing on the Restated Notes pursuant to Section 2.2(a) be paid by adding such accrued amount to the unpaid principal amount of the Restated Notes on the last day of such Interest Period. Any such interest added to the principal of the Restated Notes shall thereafter be deemed additional unpaid principal of the Restated Notes bearing interest from such date in accordance with Sections 2.2(a), 2.2(c) and 2.2(f).

(f)

Default Rate Upon (i) the occurrence and continuance of an Event of Default of the type set forth in Section 7.1, 7.6 or 7.7 or (ii) receipt by Company of a notice from Requisite Purchasers following the occurrence and continuance of any other Event of Default stating that the default rate under this Section 2.2(f) shall apply, in each case, the aggregate outstanding principal amount of all Restated Notes, any interest payments thereon then due and payable and any fees and other amounts then due and payable shall thereafter bear interest (including post-petition interest in any Proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement and shall be payable on demand by Requisite Purchasers. Payment or acceptance of the increased rates of interest provided for in this Section 2.2(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Purchaser.

(g)

Computation of Interest Interest on the Restated Notes shall be computed on the basis of a 360 days and the actual number of days elapsed in the period during which it accrues. In computing interest on any Restated Note, the date of the issuance of such Restated Note or the first day of an Interest Period applicable to such Restated Note, as the case may be, shall be included, and the date of payment of such Restated Note or the expiration date of an Interest Period applicable to such Restated Note, as the case may be, shall be excluded; provided that if a Restated Note is repaid on the same day on which it is issued, one day’s interest shall be paid on that Restated Note.

(h)

Maximum Rate Notwithstanding the foregoing provisions of this Section 2.2, in no event shall the rate of interest payable by Company with respect to any Restated Note exceed the maximum rate of interest permitted to be charged under applicable law.

Section 2.3 Fees. Company agrees to pay to Purchasers such fees in the amounts and at the times separately agreed upon between Company and the relevant Purchaser.

Section 2.4 Repayments, Prepayments; General Provisions Regarding Payments; Payments Under Guaranties.

(a)

Scheduled Payments On the Termination Date, the unpaid principal balance of the Restated Notes (including any interest added to the principal amount thereof) to the extent not sooner paid or prepaid hereunder, together with accrued and unpaid Current Interest and Default Interest, if any, thereon and all Prepayment Premium, if any, the Deferred Interest Amount, if any, other costs, expenses, indemnities and other Obligations outstanding thereunder with respect thereto shall be paid in full in cash.

(b)	Prepayments

(i)

Voluntary Prepayments Subject to the Subordination Agreement and upon notice given as provided in this Section 2.4(b)(i), Company, at its option, may prepay at any time after the third anniversary of the Restatement Effective Date all or from time to time any part (in an aggregate amount of $500,000 or any greater amount which is an integral multiple of $100,000, or if the aggregate outstanding principal balance of the Restated Notes is less than $500,000, in an amount equal to the aggregate outstanding principal balance of the Restated Notes) of the principal amount of the Restated Notes, including any other interest added to the principal amount of the Restated Notes on or prior to the most recent Interest Payment Date, together with all accrued but unpaid Current Interest and Default Interest, if any, accrued since the most recent Interest Payment Date on the principal amount being prepaid to the date of such prepayment plus the applicable Prepayment Premium (and, if all of the Restated Notes are being prepaid, the Deferred Interest Amount). The Restated Notes shall not be voluntarily prepayable pursuant to this Section 2.4(b)(i) on or prior to the third anniversary of the Restatement Effective Date. Company shall call Restated Notes for prepayment pursuant to this Section 2.4(b)(i) by giving written notice thereof to Purchasers not less than three (3) Business Days nor more than 60 days prior to the date fixed for such prepayment. Any notice pursuant to this Section 2.4(b)(i) shall specify (a) the date fixed for such prepayment; (b) the principal amount (including any other interest added to the principal amount of the Restated Notes on or prior to the most recent Interest Payment Date) to be prepaid on such date; (c) the amount of accrued Current Interest and Default Interest, if any, to be paid or anticipated to be paid on such date; and (d) the amount of the Prepayment Premium (and, if applicable, the Deferred Interest Amount) to be paid in connection therewith. Notice of prepayment having been so given, the aggregate principal amount of the Restated Notes so to be prepaid as specified in such notice, together with accrued Current Interest and Default Interest, if any, thereon to such date fixed for prepayment, plus the applicable Prepayment Premium (and, if applicable, the Deferred Interest Amount), shall become due and payable in the case of a prepayment pursuant to Section 2.4(b)(i), on the specified prepayment date, provided Company provides Purchasers with at least three (3) Business Days’ prior notice of such date.

(ii)

Mandatory Prepayments Subject to the Subordination Agreement, the Restated Notes shall be prepaid in the amounts and under the circumstances set forth below (except in each case to the extent a different application of the relevant amounts is set forth in the Subordination Agreement), all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in Section 2.4(c) and Section 2.4(d):

(A)

Prepayments From Net Asset Sale Proceeds Subject to Section 6.7(d) and the Subordination Agreement, no later than the third Business Day following the date of receipt by Holdings, Company or any Subsidiary Guarantor of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) subject to subsection (2) below, prepay the Restated Notes in an aggregate amount equal to such Net Asset Sale Proceeds or (2), so long as no Event of Default shall have occurred and be continuing, deliver to Purchasers (or Senior Agent, if any Senior Loans are outstanding) an Officer’s Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to reinvest in assets of the general type used in the business of Company and its Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds; and such other information with respect to such reinvestment as Purchasers may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to apply such portion to such reinvestment purposes within such 270 day period. In addition (subject to the Subordination Agreement), Company shall, no later than 270 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Restated Notes in the full amount of all such unapplied and un-reinvested Net Asset Sale Proceeds unless on or prior to such date Company has entered into a committed written agreement for the application or reinvestment of such Net Asset Sale Proceeds. Company shall (subject to the Subordination Agreement), within 90 days after the end of such 270 day period, make an additional prepayment of the Restated Notes in the full amount of any such Net Asset Sale Proceeds that have not been applied or reinvested within such 90 day period.

(B)

Prepayments from Net Insurance/Condemnation Proceeds Subject to the provisions of the Subordination Agreement, no later than the third Business Day following the date of receipt by any Purchaser or any Credit Party of any Net Insurance/Condemnation Proceeds, Company shall either (1) subject to subsection (2) below, prepay the Restated Notes in an aggregate amount equal to such Net Insurance/Condemnation Proceeds or (2), so long as no Event of Default shall have occurred and be continuing, deliver to Purchasers an Officer’s Certificate setting forth (x) that portion of such Net Insurance/Condemnation Proceeds that Company or such Subsidiary intends to reinvest in assets of the general type used in the business of Company and its Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such portion of the Net Insurance/Condemnation Proceeds; and such other information with respect to such reinvestment as Purchasers may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, apply such portion to such reinvestment purposes within such 270 day period. In addition (subject to the Subordination Agreement), Company shall, no later than 270 days after receipt of such Net Insurance/Condemnation Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Restated Notes in the full amount of all such unapplied and un-reinvested Net Insurance/Condemnation Proceeds unless on or prior to such date Company has entered into a committed written agreement for the application or reinvestment of such Net Insurance/Condemnation Proceeds. Company shall (subject to the Subordination Agreement), within 90 days after the end of such 270 day period, make an additional prepayment of the Restated Notes in the full amount of any such Net Insurance/Condemnation Proceeds that have not been applied or reinvested within such 90 day period.

(C)	[Reserved]

(D)

Prepayments Due to Issuance of Indebtedness Subject to the Subordination Agreement, on the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Holdings, Company or of any Subsidiary of Company after the Restatement Effective Date, other than Indebtedness permitted pursuant to Section 6.1, Company shall prepay the Restated Notes in an aggregate amount equal to such Net Securities Proceeds.

(E)

Change in Control Subject to the Subordination Agreement, unless Company has previously elected to optionally prepay the entire outstanding amount of the Restated Notes pursuant to Section 2.4(b)(i) with respect to a Change in Control, substantially contemporaneously with the consummation of a Change of Control Company shall repay the unpaid principal balance of the Restated Notes to the extent not sooner paid or prepaid hereunder in full.

(F)

Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations Concurrently with any prepayment of the Restated Notes pursuant to Sections 2.4(b)(ii)(A)-(D), Company shall deliver to Purchasers an Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Securities Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer’s Certificate, Company shall promptly make an additional prepayment of the Restated Notes in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Purchasers an Officer’s Certificate demonstrating the derivation of the additional amount resulting in such excess; provided that, any failure to make a prepayment resulting from a mistake in calculation that is corrected pursuant to this Section 2.4(b)(ii)(F) shall not constitute an Event of Default or Potential Event of Default under Section 7.1(a).

(G)

Premium; Deferred Interest Amount Subject to the Subordination Agreement, together with each prepayment under this Section 2.4(b)(ii) (other than those prepayments under Section 2.4(b)(ii)(E)), Company shall pay the Prepayment Premium; and upon the repayment or prepayment in full of the Restated Notes, Company shall pay the Deferred Interest Amount.

(c)	General Provisions Regarding Payments

(i)

Manner and Time of Payment Subject to the Subordination Agreement, all payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Purchasers not later than 12:00 Noon (New York City time) on the date due at such office or bank account as shall be specified by Purchasers from time to time by written notice to Company; funds received by each Purchaser after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes each Purchaser to charge its accounts with such Purchaser in order to cause timely payment to be made to such Purchaser of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(ii)

Application of Payments to Principal and Interest Subject to the Subordination Agreement, except as provided in Section 2.2(c), all payments in respect of the principal amount of any Restated Note shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payment shall be applied first to the payment of interest (and upon repayment or prepayment in full of the Restated Notes, to payment of the Deferred Interest Amount) and second to the payment of Prepayment Premium, before application to principal.

(iii)

Payments on Business Days Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(iv)

Payments Pro Rata All payments from or on behalf of Issuer in respect of principal (including prepayments pursuant to Section 2.4(b)), and interest owing under the Restated Notes shall be paid to Purchasers ratably in accordance with the unpaid principal amount of the Restated Notes then outstanding.

(d)

Payments after Event of Default Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Purchasers, or upon acceleration of the Obligations pursuant to ARTICLE VII, all payments received by any Purchaser, whether from Company, Holdings or any Subsidiary Guarantor or otherwise shall, subject to the terms of the Subordination Agreement, be applied in full or in part by Purchasers, in each case in the following order of priority:

(i)

all amounts for which each Purchaser is entitled to compensation (including the fees described in Section 2.3), reimbursement and indemnification under any Note Document and all advances made by any Purchaser thereunder for the account of the applicable Credit Party, and to the payment of all costs and expenses paid or incurred by each Purchaser in connection with the Note Documents, all in accordance with Sections 9.2 and 9.3 and the other terms of this Agreement and the Note Documents;

(ii)	thereafter, to the payment of all other Obligations to the extent then due and owing for the ratable benefit of the holders thereof; and

(iii)	thereafter, to the payment to or upon the order of such Credit Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 2.5 Use of Proceeds.

(a)	[Reserved]

(b)

Margin Regulations No portion of the proceeds of the Restated Notes shall be used by Holdings or any of its Subsidiaries in any manner that might cause the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

Section 2.6 Special Provisions Governing Restated Notes. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the Restated Notes as to the matters covered:

(a)

Determination of Applicable Interest Rate On each Interest Rate Determination Date, each Purchaser shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Restated Notes for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and the other Purchasers.

(b)

Inability to Determine Applicable Interest Rate In the event that Requisite Purchasers shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to the Restated Notes on the basis provided for in the definition of LIBOR, Requisite Purchasers shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company of such determination, whereupon the LIBOR shall, unless the Restated Notes are paid in full, automatically convert to the Base Rate (determined as such term is defined in the Senior Credit Agreement as in effect on the date hereof).

(c)

Illegality or Impracticability of Restated Notes In the event that on any date any Purchaser shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with the other Purchasers and Company) that the maintaining or continuation of its LIBOR extension of credit (i) has become unlawful as a result of compliance by such Purchaser in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Purchaser material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Purchaser in that market, then, and in any such event, such Purchaser shall be an “Affected Purchaser” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the other Purchasers and Company of such determination. Thereafter the LIBOR applicable to such Purchaser’s Restated Notes shall automatically convert into the Base Rate (determined as such term is defined in the Senior Credit Agreement as in effect on the date hereof).

(d)

Compensation For Breakage or Non-Commencement of Interest Periods Company shall compensate each Purchaser, upon written request by that Purchaser pursuant to Section 2.8, for all reasonable documented losses, expenses and liabilities (including any interest paid by that Purchaser to lenders of funds borrowed by it to make or carry the Restated Notes and any loss, expense or liability sustained by that Purchaser in connection with the liquidation or re-employment of such funds) which that Purchaser may sustain: (i) if for any reason (other than a default by that Purchaser) Company fails to issue Restated Notes on the Restatement Effective Date, (ii) if any prepayment or other principal payment occurs on a date prior to the last day of an Interest Period, (iii) if any prepayment is not made on any date specified in a notice of prepayment given by Company or (iv) as a consequence of any other default by Company in the repayment of the Restated Notes when required by the terms of this Agreement.

(e)

Assumptions Concerning Restated Notes Calculation of all amounts payable to a Purchaser under this Section 2.6 and under Section 2.7(a) shall be made as though that Purchaser had funded its purchase or maintenance of each of the Restated Notes through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR in an amount equal to the amount of such Restated Note and having a maturity comparable to the relevant Interest Period, whether or not the Restated Notes had been funded or maintained in such manner.

Section 2.7 Increased Costs; Taxes; Capital Adequacy.

(a)

Compensation for Increased Costs Subject to the provisions of Section 2.7(b) (which shall be controlling with respect to the matters covered thereby), in the event that any Purchaser shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

(i)

imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Purchaser (other than any such reserve or other requirements with respect to the Restated Notes that are reflected in the definition of LIBOR); or

(ii)	imposes any other condition (other than with respect to Taxes) on or affecting such Purchaser or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Purchaser of making or maintaining its extensions of credit under the Restated Notes or to reduce any amount received or receivable by such Purchaser with respect thereto; then, in any such case, Company shall promptly pay to such Purchaser, upon receipt of the statement referred to in Section 2.8(a), such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Purchaser in its sole discretion shall determine) as may be necessary to compensate such Purchaser on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Company shall not be required to compensate a Purchaser pursuant to this Section 2.7(a) for any increased cost or reduction in respect of a period occurring more than six months prior to the date on which such Purchaser notifies Company of such Change in Law and such Purchaser’s intention to claim compensation therefor, except, if the Change in Law giving rise to such increased cost or reduction is retroactive, no such time limitation shall apply so long as such Purchaser requests compensation within six months from the date on which the applicable Government Authority informed such Purchaser of such Change in Law.

(b)	Taxes

(i)

Payments to Be Free and Clear Any and all payments by or on account of any obligation of Company under this Agreement and the other Note Documents shall be made free and clear of, and without any deduction or withholding on account of, any Indemnified Taxes or Other Taxes.

(ii)

Grossing-up of Payments If Company or any other Person is required by law to make any deduction or withholding on account of any Indemnified Taxes or Other Taxes from any sum paid or payable by Company to any Purchaser under any of the Note Documents:

(A)	Company shall notify such Purchaser of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

(B)	Company shall timely pay any such Indemnified Tax and Other Tax to the relevant Government Authority when such amount is due, in accordance with applicable law;

(C)

The sum payable by Company shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this Section 2.7(b)(ii)), such Purchaser receives a sum equal to the sum it would have received had no such deduction been required or made; and

(D)

As soon as practicable after any payment of Indemnified Tax or Other Tax which it is required by clause (b) above to pay, Company shall deliver to such Purchaser the original or a certified copy of an official receipt or other document reasonably satisfactory to the other affected parties to evidence the payment and its remittance to the relevant Government Authority.

(iii)

Indemnification by Company Company shall indemnify each Purchaser within 10 days after written demand therefor, for the full amount of any Indemnified Taxes on or with respect to any sum paid or payable by Company to Purchasers under any of the Restated Notes or Other Taxes (including for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.7(b)(iii)) paid by such Purchaser, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to Company by such Purchaser shall be conclusive absent manifest error.

(iv)	Tax Status of Purchasers Unless not legally entitled to do so:

(A)

any Purchaser, if requested by Company, shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by Company as will enable Company to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements;

(B)

any Foreign Purchaser that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under any other Note Document shall deliver to Company, on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding;

(C)

without limiting the generality of the foregoing, in the event that Company is resident for Tax purposes in the United States, any Foreign Purchaser shall deliver to Company (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company in the reasonable exercise of its discretion), whichever of the following is applicable:

(1)	properly completed and duly executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income Tax treaty to which the United States is a party,

(2)	properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

(3)

in the case of a Foreign Purchaser claiming the benefits of the exemption “portfolio interest” under Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate to the effect that such Foreign Purchaser is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) of Company or Holdings or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN, or

(4)

properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any Tax, in each case together with such supplementary documentation as may be prescribed by applicable law to permit Company to determine the withholding or deduction required to be made, if any;

(D)

without limiting the generality of the foregoing, in the event that Company is resident for Tax purposes in the United States, any Foreign Purchaser that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Purchaser under any of the Note Documents shall deliver to Company (in such number of copies as shall be requested by the recipient upon reasonable request of Company), on or prior to the date such Foreign Purchaser becomes a Purchaser, or on such later date when such Foreign Purchaser ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of Company (in the reasonable exercise of its discretion):

(1)

duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Purchaser under clause (C) of Section 2.7(b)(iv), to establish the portion of any such sums paid or payable with respect to which such Purchaser may be entitled to an exemption from or a reduction of the applicable Tax, and

(2)

duly executed and properly completed copies of Internal Revenue Service Form W 8IMY (or any successor forms) properly completed and duly executed by such Foreign Purchaser, together with any information, if any, such Foreign Purchaser chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Purchaser is not acting for its own account with respect to a portion of any such sums payable to such Foreign Purchaser;

(E)

without limiting the generality of the foregoing, in the event that Company is resident for tax purposes in the United States, any Purchaser that is not a Foreign Purchaser and has not otherwise established to the reasonable satisfaction of Company that it is an exempt recipient (as defined in section 6049(b)(4) of the Internal Revenue Code and the United States Treasury Regulations thereunder) shall deliver to Company (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Company), duly executed and properly completed copies of Internal Revenue Service Form W-9; and

(F)

without limiting the generality of the foregoing, each Purchaser hereby agrees, from time to time after the initial delivery by such Purchaser of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Purchaser shall promptly (1) deliver to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Purchaser, together with any other certificate or statement of exemption required in order to confirm or establish that such Purchaser is entitled to an exemption from or reduction of any Tax with respect to payments to such Purchaser under the Note Documents and, if applicable, that such Purchaser does not act for its own account with respect to any portion of such payment or (2) notify Company of its inability to deliver any such forms, certificates or other evidence.

(v)

Treatment of Certain Refunds. If any Purchaser determines in its sole discretion that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Company or with respect to which Company has paid additional amounts pursuant to this Section 2.7(b), it shall pay to Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid by Company under this Section 2.7(b) with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Purchaser, as the case may be, and without interest (other than any interest paid by the relevant Government Authority with respect to such refund), provided that Company, reasonably promptly after request by such Purchaser, agrees to repay the amount paid over to Company (plus any penalties, interest or other charges imposed by the relevant Government Authority) to such Purchaser in the event such Purchaser is required to repay such refund to such Government Authority.

(vi)

Capital Adequacy Adjustment. If any Purchaser shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of such Purchaser or any corporation controlling such Purchaser as a consequence of, or with reference to, such Purchaser’s obligations hereunder with respect to the Restated Notes to a level below that which such Purchaser or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Purchaser or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Purchaser of the statement referred to in Section 2.8(a), Company shall pay to such Purchaser such additional amount or amounts as will compensate such Purchaser or such controlling corporation on an after tax basis for such reduction. Company shall not be required to compensate a Purchaser pursuant to this Section 2.7(c) for any reduction in respect of a period occurring more than six months prior to the date on which such Purchaser notifies Company of such Change in Law and such Purchaser’s intention to claim compensation therefor, except, if the Change in Law giving rise to such reduction is retroactive, no such time limitation shall apply so long as such Purchaser requests compensation within six months from the date on which the applicable Government Authority informed such Purchaser of such Change in Law.

Section 2.8 Statement of Purchasers; Obligations to Mitigate.

(a)

Statements Each Purchaser claiming compensation or reimbursement pursuant to Section 2.6(d), 2.7 or 2.8(b) shall deliver to Company a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)

Mitigation Each Purchaser agrees that, as promptly as practicable after the officer of such Purchaser responsible for administering the Restated Notes, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Purchaser to become an Affected Purchaser or that would entitle such Purchaser to receive payments under Section 2.7, it will use reasonable efforts to maintain the extension of credit under the Restated Notes through another lending office of such Purchaser, if (i) as a result thereof the circumstances which would cause such Purchaser to be an Affected Purchaser would cease to exist or the additional amounts which would otherwise be required to be paid to such Purchaser pursuant to Section 2.7 would be materially reduced and (ii) as determined by such Purchaser in its sole discretion, such action would not otherwise be disadvantageous to such Purchaser; provided that such Purchaser will not be obligated to utilize such other lending office pursuant to this Section 2.8(b) unless Company agrees to pay all reasonable incremental expenses incurred by such Purchaser as a result of utilizing such other lending office as described above.

Section 2.9 Replacement of a Purchaser.

IF:

(a)	Company receives a statement of amounts due pursuant to Section 2.8(a) from a Purchaser;

(b)

a Purchaser (a “Non-Consenting Purchaser”) refuses to give timely consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 9.6, requires consent of 100% of the Purchasers or 100% of the Purchasers with Obligations directly affected (and the consent of Requisite Purchasers has been given with respect thereto); or

(c)	a Purchaser becomes an Affected Purchaser (any such Purchaser described in clauses (a) through (c), a “Subject Purchaser”);

THEN so long as (i) Company has obtained a commitment from another Person (such other Person being called a “Replacement Purchaser”) to purchase at par the Subject Purchaser’s Notes and assume all other obligations of the Subject Purchaser hereunder, and (ii), if applicable, the Subject Purchaser is unwilling to withdraw the notice delivered to Company pursuant to Section 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Purchaser, Company may require the Subject Purchaser to Transfer the Restated Notes to such other Person pursuant to the provisions of Section 9.1(b); provided that, prior to or concurrently with such replacement:

(A)

the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under Section 2.6(d), 2.7 and/or 2.8(b) (if applicable)) accrued through such date of replacement, as purchase price; and

(B)

in the event such Subject Purchaser is a Non-Consenting Purchaser, each Transferee shall consent, at the time of such Transfer, to each matter in respect of which such Subject Purchaser was a Non-Consenting Purchaser and Company also requires each other Subject Purchaser that is a Non-Consenting Purchaser to Transfer its Restated Notes.

Section 2.10 Issuance and Sale of Restated Notes on the Restatement Effective Date. Subject to the terms and conditions set forth in this Agreement, as provided in Section 2.11, on the Restatement Effective Date, Company will issue and deliver to Purchaser the Restated Notes in the aggregate original principal amount of $75,000,000, and Purchasers shall deliver to the Company the Original Notes.

Section 2.11 Restated Notes. The Restated Notes issued pursuant hereto in exchange for the Original Notes shall evidence the principal amounts of all Restated Notes hereunder, and the date and principal amount of each purchase and sale of Restated Notes to Purchasers by Company, as well as each payment, Prepayment Premium, if any, made on account of the principal thereof, and in each case the resulting aggregate unpaid principal balance thereof, shall be recorded by each Purchaser on its books; provided, that failure by Purchaser to make any such recordation shall not affect the obligations of Company hereunder or under such Restated Note. Such recordation by each Purchaser shall be conclusive and binding for all purposes in the absence of manifest error.

Section 2.12 Closing. The sale and delivery of the Restated Notes to be issued pursuant to Section 2.10 shall take place at the offices of Kirkland & Ellis LLP, New York, New York, at 10:00 A.M., local time on the Restatement Effective Date or such other place and time in New York on such date as Purchaser and Company may agree. On the Restatement Effective Date, Company shall deliver to Purchaser a single Restated Note representing the Restated Notes registered in Purchaser’s name, duly executed by Company and dated the Restatement Effective Date, in a principal amount equal to $75,000,000.

Section 2.13 Subordination. The Restated Notes and all other Obligations of the Credit Parties under the Note Documents are and shall at all times be and remain subordinated and subject in rights of payment to the extent and in the manner set forth in the Subordination Agreement to the prior payment in full of all Senior Loans and ABL Loans.

Section 2.14 [Reserved]

Section 2.15 AHYDO Payments. Subject to the Subordination Agreement, if at the end of any accrual period (as defined in Section 1272(a)(5) of the Internal Revenue Code ending after the fifth anniversary of the Restatement Effective Date, the aggregate amount of the accrued and unpaid original issue discount (as defined in Section 1273(a)(1)) of the Internal Revenue Code on the Restated Notes would, but for this paragraph, exceed an amount equal to the product of the Restated Notes’ issue price (as defined in Sections 1273(b) and 1274(a) of the Internal Revenue Code) multiplied by the yield to maturity (as defined in Treasury Regulation Section 1.1272-1(b)(1)(i)) (the “Maximum Accrual”), all accrued and unpaid interest, including any interest subject to an Interest Election pursuant to Section 2.2(e), and original issue discount on the Restated Notes as of the end of such accrual period in excess of an amount equal to the Maximum Accrual shall be paid by the Company to Purchasers.

ARTICLE III

CONDITIONS

The obligations of Purchasers to enter into this Agreement on the Restatement Effective Date and perform any of their obligations hereunder are subject to prior or concurrent satisfaction of the following conditions:

Section 3.1 Note Documents. On or before the Restatement Effective Date, Holdings shall, and shall cause each other Credit Party to, deliver to Purchasers the following with respect to Holdings or such Credit Party, as the case may be, each, unless otherwise noted, dated the Restatement Effective Date:

(a)

Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar Officer of the applicable Credit Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Restatement Effective Date;

(b)

Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Note Documents to which it is a party, certified as of the Restatement Effective Date by the secretary or similar Officer of such Person as being in full force and effect without modification or amendment;

(c)	Signature and incumbency certificates of the Officers of such Person executing the Note Documents to which it is a party;

(d)	Executed originals of the Note Documents to which such Person is a party (including the Subsidiary Guaranty executed and delivered by each Subsidiary of Holdings and Company); and

(e)	Such other documents as Purchasers may reasonably request.

Section 3.2 Fees. Company shall have paid to Purchasers, the fees payable on the Restatement Effective Date referred to in Section 2.3.

Section 3.3 Corporate and Capital Structure; Ownership. The corporate organizational structure, capital structure and ownership of Holdings and its Subsidiaries shall be as set forth on Schedule 3.3 annexed hereto.

Section 3.4 Representations and Warranties. Holdings shall have delivered to Purchasers an Officer’s Certificate, in form and substance reasonably satisfactory to Purchasers, to the effect that the representations and warranties in ARTICLE IV are true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date), that each Credit Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Effective Date except as otherwise disclosed to and agreed to in writing by Purchasers and that no Potential Event of Default or Event of Default has occurred and is continuing; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

Section 3.5 Financial Statements; Pro Forma Balance Sheet. On or before the Restatement Effective Date, Company shall have delivered to Purchasers (i) audited consolidated financial statements of Holdings and its Subsidiaries for Fiscal Year 2009, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, (ii) unaudited consolidated financial statements of Holdings and its Subsidiaries as at March 31, 2010, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the 3-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) pro forma consolidated balance sheets of Holdings and its Subsidiaries as at the Restatement Effective Date, reflecting the consummation of the Transactions, and (iv) projected financial statements (including balance sheets and income and cash flow statements) of Holdings and its Subsidiaries for the five-year period after the Restatement Effective Date, including forecasted consolidated statements of income of Holdings and its Subsidiaries on an annual basis for each Fiscal Year beginning with Fiscal Year 2011 and each Fiscal Year thereafter during such period, together with an explanation of the assumptions on which such forecasts are based.

Section 3.6 Reserved.

Section 3.7 Solvency Assurances. On the Restatement Effective Date, Purchasers shall have received either (i) an Officer’s Certificate of Holdings, substantially in the form of Exhibit III annexed hereto or (ii) an opinion of Murray, Devine & Co., Inc. in form reasonably satisfactory to Purchaser, in each case dated the Restatement Effective Date and certifying or opining (as applicable) that, after giving effect to the consummation of the Transactions, the Credit Parties on a consolidated basis will be Solvent.

Section 3.8 [Reserved]

Section 3.9 Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Note Documents or the financing thereof.

Section 3.10 Purchasers shall have received a repayment of the Original Notes in the amount of at least $9,500,000.

Section 3.11 [Reserved]

Section 3.12 [Reserved]

Section 3.13 [Reserved]

Section 3.14 Restatement Effective Date Indebtedness. Purchasers shall have received (i) an Officer’s Certificate from each Credit Party stating that following the Transactions, the Credit Parties shall not be obligors with respect to any Indebtedness or Contingent Obligations outstanding except for Permitted Indebtedness and Contingent Obligations permitted under Sections 6.1 and 6.4 respectively and (ii) all pay off letters, documents or instruments reasonably necessary to release all Liens securing Indebtedness or other obligations of the Credit Parties required to be released as of the Restatement Effective Date.

Section 3.15 Related Agreements in Full Force and Effect. On the Restatement Effective Date, Holdings shall have delivered to Purchasers an Officer’s Certificate attaching a true, correct and fully executed or conformed copy of each Related Agreement and certifying that each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any material respect in a manner materially adverse to Purchasers, in each case without the consent of Purchasers (not to be unreasonably withheld or delayed).

Section 3.16 [Reserved]

Section 3.17 [Reserved]

Section 3.18 Sand Purchase Documents. Purchasers shall have received fully executed copies of each of the Sand Purchase Documents and any amendments thereto, on terms and conditions reasonably satisfactory to Purchasers and consistent with third party analyses, appraisals and reports received by Purchasers.

Section 3.19 Senior Loans and ABL Loan Documents, Intercreditor Agreement and Subordination Agreement. Concurrently with the delivery of the Restated Notes hereunder, the Senior Loan Agreement and the ABL Loan Agreement, the Intercreditor

Agreement and the Subordination Agreement, each on terms and conditions reasonably satisfactory to Purchasers, shall be fully executed and delivered, and Company has received the gross cash proceeds from the Senior Loans to be funded on the Restatement Effective Date.

Section 3.20 Material Adverse Change. Since December 31, 2009, there shall have been no event, circumstance, occurrence or change which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.21 Required Documentation. Purchasers shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Section 3.22 Foreign Subsidiaries. Notwithstanding the other provisions of this Article III, no Foreign Subsidiary shall be required to execute and deliver the Subsidiary Guaranty.

Section 3.23 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto, in each case to the extent described in this Article III, not previously found reasonably acceptable by Purchasers and their counsel shall be reasonably satisfactory in form and substance to Purchasers and such counsel, and Purchasers and such counsel shall have received all such counterpart originals or certified copies of such documents as Purchasers may reasonably request.

Section 3.24 Evidence of Transactions. Purchasers shall have received satisfactory evidence that the payment of a dividend of up to $52,000,000 to Hourglass Holdings, LLC has been made in accordance with the Funds Flow Memorandum.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce Purchasers to enter into this Agreement, each Credit Party, jointly and severally, represents and warrants to each Purchaser on the Restatement Effective Date:

Section 4.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

(a)

Organization and Powers Each Credit Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation as specified in Schedule 4.1 annexed hereto (to the extent such concept is applicable in the relevant jurisdiction). Each Credit Party has all requisite power and authority own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the Transactions.

(b)

Qualification and Good Standing Each Credit Party is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(c)

Conduct of Business Holdings has no other assets other than (i) the Capital Stock of Company and/or the Intermediate Holding Companies, (ii) as permitted as a result of permitted holding company activity contemplated pursuant to Section 6.11 and (iii) any Sand Purchase Documents to which it is a party. Holdings and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 6.11.

(d)

Subsidiaries As of the Restatement Effective Date, (i) all of the Subsidiaries of Holdings and their jurisdictions of incorporation, organization or formation are identified in Schedule 4.1; (ii) the Capital Stock of each of Holdings and its Subsidiaries identified in Schedule 4.1 is duly authorized, validly issued, fully paid and non-assessable and none of such Capital Stock constitutes Margin Stock and (iii) Schedule 4.1 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein. As of the Restatement Effective Date, each of the Subsidiaries of Holdings identified in Schedule 4.1 is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, organization or formation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification (to the extent such concept is applicable in the relevant jurisdiction) necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Authorization of Transactions, etc.

(a)

Authorization of Transactions The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

(b)

No Conflict The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party and the consummation of the Transactions do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party or any of its Subsidiaries, the Organizational Documents of such Credit Party or any of its Subsidiaries or any order, judgment, decree or order of any court or other Government Authority binding on such Credit Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any of its Subsidiaries (other than any Liens created or permitted under any of the Note

Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Credit Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Effective Date and, in each case, to the extent such violation, conflict, breach, default, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

(c)

Governmental Consents The execution, delivery and performance by each applicable Credit Party of the Transaction Documents to which it is a party and the consummation of the Transactions do not and will not require any Governmental Authorization except for (i) such approvals which have been obtained and are in full force and effect, (ii) filings in connection with the Liens created by or pursuant to the Senior Loan Documents, and (iii) filings which customarily are required in connection with the exercise of remedies in respect of the Senior Collateral.

(d)

Binding Obligation Each of the Transaction Documents has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.3 Financial Condition. Company has heretofore delivered to Purchasers, at Purchasers’ request, the financial statements and information described in Section 3.5. All such statements other than pro forma financial statements were prepared in conformity with GAAP, except as otherwise expressly noted therein, and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. Neither Holdings nor any of its Subsidiaries has (and will not have following the funding of the Restated Notes) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and that is material in relation to the consolidated business, operations, properties, assets or condition (financial or otherwise) of Company or any of its Subsidiaries other than (a) liabilities arising in the ordinary course of business since the date of such financial statements, (b) liabilities that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (c) liabilities disclosed on Schedule 4.3.

Section 4.4 No Material Adverse Change; No Restricted Junior Payments. Since December 31, 2009, no event, change, development, condition or circumstance has occurred which, individually or in the aggregate (with any other events, changes, developments, conditions or circumstances), has had or could reasonably be expected to have a Material Adverse Effect. On the Restatement Effective Date, neither Holdings, Company nor any of their respective Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 6.5.

Section 4.5 Title to Properties; Liens; Real Property; Intellectual Property.

(a)

Title to Properties; Liens Credit Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in or rights to use (in the case of leasehold interests in or rights to use real or personal property) or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) such defects in title as could not reasonably be expected to result in a Material Adverse Effect, (ii) Permitted Encumbrances and the other Liens permitted pursuant to Section 6.2(a), and (iii) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)

Real Property As of the Restatement Effective Date, Schedule 4.5(b) annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Material Leasehold Property, to which a Credit Party is the tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.5(b) annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect as of the Restatement Effective Date and Company does not have knowledge as of the Restatement Effective Date of any default by any Credit Party, party to such agreement that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)

Intellectual Property As of the Restatement Effective Date, Holdings and its Subsidiaries own or have the right to use, all Intellectual Property used in the present conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted in writing and has been received by any Credit Party in the past two years and no such written claim received by such Credit Party is pending by any Person against any Credit Party of any of their Subsidiaries challenging or questioning the use of any such Intellectual Property by any Credit Party or the validity or effectiveness of any such Intellectual Property, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Credit Parties, the use of such Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a

Material Adverse Effect. All federal, state and foreign registrations of and applications for Intellectual Property that are owned by Holdings or any of its Subsidiaries as of the Restatement Effective Date are identified on Schedule 4.5(c) annexed hereto.

Section 4.6 Litigation; Adverse Facts. Except as disclosed on Schedule 4.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Credit Party nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.7 Payment of Taxes. Except to the extent permitted by Section 5.3, all federal or other material Tax returns and reports of each Credit Party and its Subsidiaries required to be filed by any of them have been timely filed, and all federal or other material Taxes shown on such Tax returns to be due and payable and all material assessments, fees and other governmental charges upon such Credit Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable and all material assessments, fees and other governmental charges upon each Credit Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, in each case, other than taxes, assessments and other governmental charges which are being contested in good faith and by appropriate proceedings. Company knows of no proposed tax assessment against any Credit Party or its Subsidiaries that is not being actively contested by such Credit Party or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.8 Federal Regulations.

(a)

Federal Power Act; etc. No Credit Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or, to the knowledge of Company, under any other federal or state statute or regulation which could limit its ability to incur Indebtedness or which could otherwise render all or any of the Obligations unenforceable.

(b)

Terrorism Laws Neither the extension of credit under the Restated Notes and under this Agreement nor the Credit Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither Holdings nor any of its Subsidiaries or Affiliates (a) is or

will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. Holdings and its Subsidiaries and Affiliates are in compliance, in all material respects, with the USA Patriot Act.

(c)

Anti-Money Laundering Laws Neither the Credit Parties nor any of their respective Subsidiaries nor, to Company’s knowledge, any holder of a direct or indirect interest in Holdings or any of its Subsidiaries (i) is under investigation by any Government Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the Bank Secrecy Act, 31 U.S.C. §§5311 et. seq. (all of the foregoing, collectively, the “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d)

Federal Reserve Regulations No part of the proceeds of the Restated Notes will be used for “buying” or “carrying” any Margin Stock or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board. Following the application of the proceeds of Restated Notes, not more than 25% of the value of the assets of the Credit Parties (on a consolidated basis) will be invested in Margin Stock.

Section 4.9 ERISA.

(a)

No Credit Party or ERISA Affiliate has incurred or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of Section 515 of ERISA or pursuant to Section 4201, 4204 or 4212(c) of ERISA which could reasonably be expected to result in a Material Adverse Effect;

(b)

Each Employee Plan complies in all material respects in form and operation with ERISA, the Internal Revenue Code (except where such failure could not reasonably be expected to result in a Material Adverse Effect);

(c)

The present value of the “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) of each Employee Plan subject to Title IV of ERISA (using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan) do not exceed the fair market value of the assets of each such Employee Plan by an amount which could reasonably be expected to result in a Material Adverse Effect;

(d)

There is no litigation, arbitration, administrative proceeding or claim pending or (to the best of each Credit Party and ERISA Affiliates’ knowledge and belief) threatened against or with respect to any Employee Plan (other than routine claims for benefits) which has or, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(e)

Each Credit Party and each ERISA Affiliate has made all material contributions to each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed by law, the terms of that plan and any contract or agreement requiring contributions to that plan (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect);

(f)

No Credit Party or ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions which could reasonably be expected to result in a Material Adverse Effect;

(g)	No Credit Party or ERISA Affiliate has incurred or could reasonably be expected to incur any liability to the PBGC (other than liability to the PBGC for the payment of periodic premiums); and

(h)	Except as set forth in Schedule 4.9, no ERISA Event has occurred or is reasonably likely to occur.

Section 4.10 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Purchasers against, and agrees that it will hold Purchasers harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 4.11 Environmental Protection. Except as set forth in Schedule 4.11 annexed hereto:

(a)

no Credit Party or any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (i) any Environmental Law, (ii) any Environmental Claim or (iii) any Hazardous Materials Activity; that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b)

no Credit Party has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law which is pending or unresolved, that, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(c)

to Holdings’ knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities that violate any applicable Environmental Law or could reasonably be expected to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

(d)

to Holdings’ knowledge, each Credit Party has complied and is in compliance with all Environmental Laws, except for such noncompliance which could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

Section 4.12 Employee Matters. There is no strike or work stoppage in existence or, to the knowledge of Holdings, threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Section 4.13 Solvency. Immediately after giving effect to the Transactions, the Credit Parties, taken as a whole and on a consolidated basis, are Solvent.

Section 4.14 [Reserved]

Section 4.15 [Reserved]

Section 4.16 Disclosure. No representation or warranty of any Credit Party contained in any Note Document or in any other document, certificate or written statement (as modified or supplemented by other information so furnished) furnished to Purchasers by or on behalf of such Credit Party (other than projections and other forward looking information and information of a general economic or industry specific nature) for use in connection with the Transactions, contains any untrue statement of a material fact or omits to state a material fact (known to such Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information and other forward looking information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such difference may be material. There are no facts known to the Credit Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and written statements furnished to Purchasers for use in connection with the Transactions.

Section 4.17 Permitted Indebtedness. None of the Credit Parties nor any of their Subsidiaries has incurred, created, issued, assumed or otherwise become liable for, contingently or otherwise, or become responsible for the payment of, contingently or otherwise, any Indebtedness other than Permitted Indebtedness.

Section 4.18 Compliance with Laws.

(a)

Except as set forth on Schedule 4.18, each of the Credit Parties and their respective Subsidiaries are in compliance with all laws (including New Jersey’s Industrial Site Recovery Act), regulations and orders of any Government Authority applicable to it or its property including, but not limited to, all Environmental Laws, except where failure to do so, individually or in aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(b)

All governmental approvals (federal, state and foreign), permits, authorizations, certificates, rights, exemptions and orders from any Government Authority and licenses (the “Permits”) required to be held or obtained by Holdings or any of its Subsidiaries in connection with the conduct of their business as presently conducted have been obtained and are in full force and effect and are being complied with and there has not been any default under any such Permits; except where failure to do so or where such default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.19 No Default. No Event of Default or Potential Event of Default has occurred and is continuing.

Section 4.20 [Reserved]

Section 4.21 Material Contracts. No Credit Party is in breach or violation of any of the terms, conditions or provisions of any Material Contracts or any lease with respect to any Material Leasehold Property, except for such breaches and violations thereof as in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect.

Section 4.22 Brokers’ Fees. None of the Credit Parties has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with the Note Documents other than the closing and other fees payable pursuant to this Agreement or any fee letter in respect of this Agreement.

Section 4.23 Ranking of Restated Notes. The Indebtedness represented by the Restated Notes and the other Obligations under the Note Documents of each Credit Party are intended to constitute senior subordinated Indebtedness of the Credit Parties, and accordingly is, and shall be at all times while the Restated Notes remain outstanding, senior in right of payment to, or pari passu with, all other Indebtedness (other than Senior Obligations, ABL Obligations, and Credit Parties’ obligations under the Hedge Agreements which are secured pursuant to the Senior Loan Documents, which shall at all times be senior to the Indebtedness, to the extent such Senior Obligations, ABL Obligations and hedging obligations are permitted under the Note Documents) of such Credit Party, as the case may be, respectively.

Section 4.24 Securities Offering. None of the Credit Parties nor any of its representatives has taken or will take any action which would subject the issuance or sale of any of the Restated Notes to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

Section 4.25 Representations of Purchasers. Each Purchaser, severally for itself only, hereby represents and warrants that:

(a)

Such Purchaser is acquiring the Restated Notes for its own account (or for the account of funds that such Purchaser manages), and not as nominee or agent, for the purpose of investment and not with a view to distribution in violation of the Securities Act, without prejudice, however, to each Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Restated Notes pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration under the Securities Act or pursuant to a pledge by a Purchaser which is a fund of all or any portion of its rights under this Agreement to its trustee in support of its obligations to its trustee; subject, nevertheless, to the condition that the disposition of the property of such Purchaser shall at all times be within its control.

(b)

Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Restated Notes will not be registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

(c)

Such Purchaser represents that it is a sophisticated institutional investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Restated Notes. Such Purchaser further represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to the purchase of the Restated Notes.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees, jointly and severally (to the extent possible), that, until payment in full of all of the Obligations (other than Unasserted Obligations), unless Requisite Purchasers shall otherwise give prior written consent, it shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this ARTICLE V.

Section 5.1 Financial Statements and Other Reports. Holdings will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Purchasers:

(a)

Events of Default, etc. promptly upon any Officer of a Credit Party obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other material action against Holdings, its Subsidiaries or their respective assets with respect to a claimed default or event or condition of the type referred to in Section 7.2 or (iii) of the occurrence of any event or change that caused or evidences either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action any Credit Party has taken, is taking and proposes to take with respect thereto;

(b)

Monthly and Quarterly Financials as soon as available and in any event within 30 days after the end of each month (provided that the monthly financials for the month of December shall be due on the same day as the Year-End Financials in accordance with Section 5.1(c) below) and within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer, chief executive officer, principal accounting officer, treasurer, assistant treasurer or controller of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for each Fiscal Quarter;

(c)

Year-End Financials as soon as available and in any event within 90 days after the end of each Fiscal Year , beginning with Fiscal Year ending December 31, 2010, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief executive officer, principal accounting officer, treasurer, assistant treasurer or controller of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (ii) in the case of such consolidated financial statements, a report thereon of either Grant Thornton or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Purchasers, which report shall be unqualified as to scope of audit, shall express no doubts, assumptions or qualifications concerning the ability of Holdings and its Subsidiaries to continue as a going concern and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(d)	[Reserved]

(e)

Reconciliation Statements if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subsections (b), (c) or (j) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then (i) within 30 days of the first delivery of financial statements pursuant to subsection (b), (c) or (j) of this Section 5.1 following such change, consolidated financial statements of Holdings and its Subsidiaries for (A) the current Fiscal Year to the effective date of such change and (B) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods and (ii) within 30 days of each delivery of financial statements pursuant to subsection (b), (c) or (j) of this Section 5.1 following such change, if required pursuant to Section 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

(f)

Accountants’ Reports promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all final reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including any final comment letter submitted by such accountants to management in connection with their annual audit;

(g)

SEC Filings and Press Releases promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or Company to their security holders or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Government Authority or private regulatory authority;

(h)

Litigation or Other Proceedings promptly upon any Officer of Company obtaining knowledge of (i) the institution or threat of any Proceeding against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries not previously disclosed in writing by Company to Purchasers or (ii) any material development in any Proceeding that, in any case:

(A)	could reasonably be expected to have a Material Adverse Effect; or

(B)

seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any of the Transactions; written notice thereof together with such other information as may be reasonably available to Company to enable Purchasers and their counsel to evaluate such matters;

(i)	ERISA

Each Credit Party shall:

(a) promptly upon a request by a Purchaser, deliver to Purchasers copies of (i) Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) with respect to each Employee Plan, and (ii) such other documents or governmental reports or filings relating to any Employee Plan as any Purchaser shall reasonably request;

(b) within seven days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or is forthcoming, in the case of any ERISA Event which requires advance notice under Section 4043(b)(3) of ERISA, will occur, deliver to Purchasers a statement signed by a director or other authorized signatory of a Credit Party or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event;

(c) within seven days after receipt by it or any ERISA Affiliate or any administrator of an Employee Plan, deliver to Purchasers copies of each notice from the PBGC stating its intention to terminate any Employee Plan or to have a trustee appointed to administer any Employee Plan; and

(d) within seven days after becoming aware of any event or circumstance which might constitute grounds for the termination of (or the appointment of a trustee to administer) any Employee Plan or Multiemployer Plan, provide an explanation of that event or circumstance by a director of the Credit Party or ERISA Affiliate affected by that event or circumstance.

(j)

Financial Plans as soon as practicable and in any event no later than the beginning of each Fiscal Year, starting with the Fiscal Year beginning on January 1, 2011, a consolidated plan and financial forecast for such Fiscal Year (the “Financial Plan” for such Fiscal Year), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

(k)	Insurance as soon as practicable after any material change in insurance coverage maintained by Holdings and its Subsidiaries notice thereof to Purchasers specifying the changes and reasons therefor;

(l)

Senior Loan Documents promptly upon execution and delivery or receipt thereof, copies of (i) any amendment, restatement, supplement or other modification to or waiver of any Senior Loan Document entered into after the date hereof, and (ii) copies of all notices to Company from holders of any Senior Obligations in their capacities as such or a trustee, agent or other representative of such a holder;

(m)

ABL Loan Documents promptly upon execution and delivery or receipt thereof, copies of (i) any amendment, restatement, supplement or other modification to or waiver of any ABL Loan Document entered into after the date hereof, and (ii) copies of all notices to Company from holders of any ABL Obligations or a trustee, agent or other representative of such a holder;

(n)

Sand Purchase Documents promptly upon execution and delivery or receipt thereof, copies of (i) any amendment, restatement, supplement or other modification to or waiver of any Sand Purchase Document entered into after the date hereof, and (ii) copies of all material notices from any party to any Sand Purchase Document;

(o)	Other Information with reasonable promptness, such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Purchaser; and

(p)

Electronic Posting information required to be delivered pursuant to subsections (b), (c), and (h) of this Section 5.1 shall be deemed to have been delivered on the date on which any Credit Party provides notice to Purchasers that such information has been posted on such Credit Party’s Internet website at the website address listed on the signature page hereof or at another website identified in such notice and accessible to Purchasers without charge including but not limited to Intralinks; provided that such Credit Party shall deliver paper copies of such information to any Purchaser that requests such delivery.

Section 5.2 Existence, etc. Except as permitted under Section 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of incorporation, organization or formation specified on Schedule 4.1 and all rights, qualifications, licenses, permits, Governmental Authorizations, Intellectual Property rights and franchises material to its business; provided, however, that no Credit Party nor any of its Subsidiaries shall be required to preserve any such rights, qualifications, licenses, permits, governmental authorizations, Intellectual Property rights and franchises or franchises if the Governing Body of such Credit Party or Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Credit Party or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

Section 5.3 Payment of Taxes and Claims; Tax.

(a)

Holdings will, and will cause each of its Subsidiaries to, pay all material federal and other material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such material Tax, assessment, charge or claim need be paid: if it is being contested in good faith by appropriate Proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

(b)

Holdings will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than GGC USS Holdings and Holdings or any of their Subsidiaries).

Section 5.4 Maintenance of Properties; Insurance.

(a)

Maintenance of Properties Except for dispositions permitted under Section 6.7, Holdings will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in reasonably good repair, working order and condition, ordinary wear and tear excepted, all of its material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all reasonably necessary repairs, renewals and replacements thereof.

(b)	Insurance

(i)

Subject, in the case of Silica Related Claims, to the terms of Section 5.4(b)(ii) below, Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses in the same general area, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry and in the same general area.

(ii)

Notwithstanding the terms of Section 5.4(b)(i) to the contrary, with respect to Silica Related Claims, the only insurance which Holdings and its Subsidiaries shall be required to maintain will be the insurance evidenced by those insurance policies in existence on the Restatement Effective Date and listed by general description on Schedule 5.4 hereto in which Company and its Subsidiaries are named as insured (or additional insured) either directly or indirectly or as successor-in-interest to, or assignee of ITT, U.S. Borax Company, Pennsylvania Glass Sand Corporation or Ottawa Silica Company, in respect to Silica Related Claims (the “Silica Related Claims Policies”). In regard thereto, Company and its Subsidiaries will (i) continue to keep all such policies in full force and effect at all times hereafter and (ii) notify Purchasers promptly, but in any event within five Business Days after receiving any notice or knowledge of any actual, pending or threatened termination or cancellation or denial of coverage thereunder.

Section 5.5 Inspection Rights; Purchaser Meeting; Maintenance of Books and Records.

(a)

Inspection Rights Each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Requisite Purchasers to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their Officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable written notice of at least three Business Days and at such reasonable times during normal business hours and not more than two times each calendar year or at any time or from time to time following the occurrence and during the continuation of an Event of Default.

(b)

Purchaser Meeting Appropriate Officers of the Company shall, upon the request of Requisite Purchasers, participate in a meeting or conference call (determined by the Company in consultation with Purchasers) with Purchasers once during each Fiscal Year to be held at Company’s principal offices (or at such other location as may be agreed to by Company and Requisite Purchasers) at such time as may be agreed to by Company and Requisite Purchasers.

(c)

Maintenance of Books and Records Each Credit Party shall, and shall cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and all material transactions related thereto.

Section 5.6 Compliance with Laws, etc. Each Credit Party shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 5.7 ERISA. Each Credit Party shall:

(a)

ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, from any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect;

(b)

ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of security under ERISA or the Internal Revenue Code without the prior consent of Requisite Purchasers; and

(c)	ensure that no Employee Plan is terminated under Section 4041 of ERISA.

Section 5.8 Environmental Matters.

(a)	Environmental Disclosure Company will deliver to Purchasers as soon as practicable following the occurrence or receipt thereof, written notice describing in reasonable detail:

(i)

any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect;

(ii)	any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iii)

any written request for information from any Government Authority is investigating whether a Credit Party or any of its Subsidiaries may be potentially responsible for any Release or threat of Release of Hazardous Materials; and

(iv)

(A) any proposed acquisition of stock, assets, or property by any Credit Party or any of its Subsidiaries that could reasonably be expected to expose such Credit Party or any of its Subsidiaries to, or result in, Environmental Claims that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) any proposed action to be taken by any Credit Party or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject any Credit Party or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(b)

Company’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws Holdings shall, and shall cause each of its Subsidiaries to comply with applicable Environmental Laws except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect, and, without limiting the foregoing, Holdings shall take, and shall cause each of its Subsidiaries to take, any and all actions appropriate and consistent with good business practice to (i) cure any violation of applicable Environmental Laws by Holdings or its Subsidiaries that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) respond to any Environmental Claim against Holdings or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 5.9 Additional Subsidiary Guarantors.

(a)

Execution of Subsidiary Guaranty Subject to the provisions of Section 5.9(c) below, in the event that any Person becomes a Subsidiary of Holdings after the date hereof, Holdings will promptly notify Purchasers of that fact and cause such Subsidiary to execute and deliver to Purchasers a counterpart of the Subsidiary Guaranty.

(b)

Subsidiary Organizational Documents Holdings shall deliver to Purchasers, together with such Note Documents, (i) certified copies of such Subsidiary’s Organizational Documents, together with a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the Secretary of State or similar Government Authority of the jurisdiction of its incorporation, organization or formation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Purchasers and (ii) a certificate executed by the secretary or similar Officer of such Subsidiary as to (A) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Note Documents are in full force and effect and have not been modified or amended and (B) the incumbency and signatures of the Officers of such Subsidiary executing such Note Documents.

(c)	Foreign Subsidiaries Notwithstanding the provisions of Section 5.9(a), no Foreign Subsidiary shall be required to execute and deliver the Subsidiary Guaranty or any other Note Documents.

Section 5.10 [Reserved]

Section 5.11 Interest Rate Protection. At all times after the date which is 90 days after the Restatement Effective Date, Company shall maintain in effect one or more Interest Rate Agreements in an aggregate notional principal amount of not less than 50% of the principal amount of the Company’s Funded Debt which accrues interest at a floating rate, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to the Senior Agent.

Section 5.12 [Reserved]

Section 5.13 Payment of Obligations. Each Credit Party will, and will cause each Subsidiary to, pay or discharge all material liabilities and obligations (other than material Taxes, which shall be paid and discharged in accordance with Section 5.3), before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) failure to make such payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.14 Anti-Terrorism Laws.

(a)	No Credit Party shall engage in any transaction that violates any of the applicable prohibitions set forth in any terrorism law described in Section 4.8(b).

(b)	None of the funds or assets of any Credit Party that are used to repay the Restated Notes shall constitute property of, or shall be beneficially owned directly or indirectly by, any Designated Person.

(c)	No Designated Person shall have any direct or indirect interest in such Credit Party that would constitute a violation of any terrorism laws described in Section 4.8(b).

(d)

No Credit Party shall, and each Credit Party shall procure that none of its Subsidiaries will, fund all or part of any payment under this Agreement out of proceeds derived from transactions that violate the prohibitions set forth in any terrorism law described in Section 4.8(b).

Section 5.15 Federal Regulation. Each Credit Party shall ensure that it will not, by act or omission, become subject to regulation under any of the laws or regulations described in Sections 4.8(a), (c) and (d).

ARTICLE VI

NEGATIVE COVENANTS

Each Credit Party covenants and agrees, jointly and severally (to the extent possible), that, until payment in full of all of the Obligations (other than Unasserted Obligations), unless Requisite Purchasers shall otherwise give prior written consent, it shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this ARTICLE VI.

Section 6.1 Indebtedness. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)	Credit Parties may become and remain liable with respect to the Obligations;

(b)	Company and its Subsidiaries may become and remain liable with respect to Disqualified Stock;

(c)

Company and its Subsidiaries, and Holdings with respect to Section 6.4(d), (e) and (h) may, may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(d)

Company and its Subsidiaries may become and remain liable with respect to purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests or purchase money mortgages not in excess of $5,750,000 in the aggregate outstanding at one time;

(e)

(i) Credit Parties may become and remain liable with respect to Indebtedness to any Subsidiary, and any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to Holdings, Company or any Subsidiary Guarantor and (ii) non-Credit Parties may become and remain liable with respect to Indebtedness to any other non-Credit Party;

(f)

Credit Parties, as applicable, may become and remain liable with respect to Indebtedness outstanding on the date hereof and listed on Schedule 6.1 and any refinancing, renewal, replacement or extension thereof; provided that (i) the outstanding principal amount of such Indebtedness is not increased (other than on account of accrued interest, premium, fees and expenses) at the time of such refinancing, renewal, replacement or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any refinancing, renewing, replacing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to Credit Parties or Purchasers than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, renewing, replacing or extending Indebtedness does not exceed the then applicable market interest rate;

(g)	Credit Parties may become and remain liable with respect to Indebtedness in respect to the Senior Obligations in an aggregate principal amount not to exceed $214,500,000;

(h)	Credit Parties may become and remain liable with respect to Indebtedness in respect of the ABL Loan Documents in an aggregate principal amount not to exceed $44,275,000 outstanding at any time;

(i)

Company and its Subsidiaries may become and remain liable with respect to Indebtedness of any Person assumed in connection with a Permitted Acquisition and a Person that becomes a direct or indirect wholly-owned Subsidiary of Company as a result of a Permitted Acquisition may remain liable with respect to Indebtedness existing on the date of such acquisition; provided that such Indebtedness is not created in anticipation of such acquisition;

(j)

Credit Parties may become and remain liable with respect to Indebtedness arising from the endorsement of instruments, the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn in the ordinary course of business against insufficient funds, or in respect of netting services, overdraft protections or otherwise in connection with the operation of customary deposit accounts in the ordinary course of business;

(k)

Company and its Subsidiaries may become and remain liable with respect to Indebtedness with respect to (A) property casualty or liability insurance, (B) financing of insurance premiums with the providers of such insurance or their Affiliates, (C) take-or-pay obligations in supply arrangements consistent with past practice, (D) subject to the extent permitted under Section 5.4, self-insurance obligations, (E) performance, bid, surety, custom, utility and advance payment bonds, (F) performance and completion guaranties or (G) worker’s compensation obligations, in each case, in the ordinary course of business;

(l)	Credit Parties may become and remain liable with respect to Indebtedness resulting from judgments not resulting in an Event of Default under Section 7.8;

(m)

Credit Parties may become and remain liable with respect to Subordinated Indebtedness and Indebtedness that is unsecured in an aggregate principal amount not to exceed $28,750,000 at any time outstanding (plus any interest paid in kind, provided, that the applicable cash rate of interest and payment in kind rate of interest payable thereunder shall not, in aggregate, be any more than 2% above the aggregate rate of interest under this Agreement as of the Restatement Effective Date), so long as no Event of Default shall have occurred and be continuing;

(n)

In addition to Indebtedness otherwise expressly permitted by this Section, Company and its Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $5,750,000 at any time outstanding; and

(o)	Permitted Refinancings of Subordinated Indebtedness.

Section 6.2 Liens and Related Matters.

(a)

Prohibition on Liens No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

(i)	Permitted Encumbrances;

(ii)

Liens assumed in connection with a Permitted Acquisition and Liens on assets of a Person that becomes a direct or indirect Subsidiary of Company after the date of this Agreement in a Permitted Acquisition; provided, however, that such Liens exist at the time such Person becomes a Subsidiary and are not created in anticipation of such acquisition and, in any event, do not in the aggregate secure Indebtedness in excess of $5,750,000;

(iii)	Liens existing on the date hereof and described in Schedule 6.2 annexed hereto;

(iv)	Liens on the ABL Priority Collateral granted in favor of the ABL Lenders and ABL Hedge Agreement Counterparties pursuant to and in accordance with the ABL Loan Documents;

(v)

Liens on fixed or capital assets acquired, constructed or improved by Company or any of its Subsidiaries; provided that (i) such security interests secure Indebtedness expressly permitted by Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within six months after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of any Credit Party and (v) the amount of Indebtedness (other than with respect to Capital Leases) secured thereby is not increased;

(vi)	Liens arising from the precautionary UCC financing statement filings or any applicable filings in a foreign jurisdiction in respect thereof;

(vii)	Liens and other interests of lessor in respect of rental obligations under mining leases entered into by Company and its Subsidiaries in the ordinary course of business;

(viii)	Liens in favor of any escrow agent or a seller solely on and in respect of any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder; and

(ix)

additional Liens not otherwise expressly permitted by this Section on any property or asset of any Credit Party securing obligations in an aggregate amount not exceeding $5,750,000 at any time outstanding.

Notwithstanding the foregoing, no Credit Party or any of its Subsidiaries shall enter into any control agreements (as such term is defined in the UCC), other than control agreements entered into pursuant to the Senior Loan Documents or in respect of the ABL Priority Collateral granted in favor of the ABL Lenders pursuant to and in accordance with the ABL Loan Documents.

(b)

No Further Negative Pledges Neither Holdings nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure Indebtedness under any senior credit facility, including this Agreement, other than (i) an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, (ii) any agreement evidencing Indebtedness secured by Liens permitted by Sections 6.2(a)(ii) to (vi), as to the assets securing such Indebtedness, and any agreement evidencing Indebtedness permitted by Section 6.1(g) or 6.1(h), (iii) any agreement evidencing an asset sale, as to the assets being sold; (iv) restrictions imposed by law; (v) restrictions and conditions existing on the date hereof identified on Schedule 6.2 (but shall not apply to any extension or renewal of, or any amendment or modification, expanding the scope of any such restriction or condition); (vi) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and (vii) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by Section 6.1(f) and (i) if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

(c)

No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries No Credit Party will, and will not permit any of its Subsidiaries to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (A) as provided in this Agreement, (B) as to transfers of assets as may be provided in an agreement with respect to a sale of such assets, (C) in respect of Indebtedness permitted pursuant to Sections 6.1(f), (g), (h) and (i); (D) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (E) restrictions and conditions existing on the date hereof identified on Schedule 6.2 (but shall not apply to any extension or renewal of, or any amendment or modification, expanding the scope of any such restriction or condition); and (F) customary provisions in leases restricting the assignment thereof.

Section 6.3 Investments; Acquisitions. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any other Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock of any other Person, or any division or line of business of any other Person except:

(a)	Company and its Subsidiaries may make and own Investments in Cash and Cash Equivalents;

(b)

Credit Parties may continue to own the Investments owned by them as of the Restatement Effective Date in any Credit Parties and Credit Parties may make and own additional equity Investments in other Credit Parties;

(c)	Credit Parties may make intercompany loans to the extent permitted under Section 6.1(e);

(d)	[Reserved];

(e)	Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 6.3 annexed hereto;

(f)

Holdings and Company may acquire and hold obligations of one or more Officers or other employees of Company, Holdings or its Subsidiaries in connection with such Officers’ or employees’ acquisition of shares of Company’s Capital Stock, so long as no Cash is actually advanced by Company, Holdings or any of its Subsidiaries to such Officers or employees in connection with the acquisition of any such obligations;

(g)	Company and its Subsidiaries may make and own Investments constituting non-Cash proceeds of sales, transfers and other dispositions of property to the extent permitted by Section 6.7;

(h)

Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim;

(i)

Company and its Subsidiaries may make any Restricted Junior Payment expressly permitted by Section 6.5 (it being understood that any such Restricted Junior Payment may be made in the form of an intercompany loan or advance);

(j)

Company and its Subsidiaries may acquire Investments (including debt obligations) received in the ordinary course of business by Company or any of its Subsidiaries in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business;

(k)

Company and its Subsidiaries may acquire Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to a transaction expressly permitted by any other paragraph of this Section; provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;

(l)

Company and its Subsidiaries may make or continue to hold Investments resulting from deposits referred to in paragraph (c) of the definition of “Permitted Encumbrances” and clause (viii) of Section 6.2(a);

(m)

Company may perform its obligations under and in accordance with the Conveyance of Undivided Mineral Interest, the Sand Purchase Documents and Natural Gas Hedging Agreements, provided that, all such Natural Gas Hedging Agreements shall be entered into to manage (in the good faith business judgment of Company) risks of fluctuations in the price or availability of natural gas to which Company and its Subsidiaries are exposed in the conduct of their business and the management of their liabilities;

(n)

Credit Parties may make and hold loans and advances to their employees in an aggregate amount not to exceed $1,150,000 at any time outstanding, provided that, such loan or advance is not made in material violation of any law;

(o)

Company and its Subsidiaries may acquire (in one transaction or a series of related transactions) (i) the assets or the outstanding voting stock or economic interests of any Person, (ii) any division, line of business or other business unit of any Person, or (iii) Capital Stock of a joint venture constituting a majority of the Capital Stock of such joint venture (such Person or such division, line of business or other business unit of such Person or such joint venture shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties pursuant to the terms hereof, so long as (A) no Event of Default shall then exist or would exist immediately after giving effect thereto, (B) the aggregate consideration (including without limitation earn out obligations, deferred compensation and the amount of Indebtedness and other liabilities assumed by Credit Parties, but excluding equity consideration, consideration paid from the proceeds of equity of

Holdings or capital contributions made to Holdings and non-competition arrangements) paid by Credit Parties in connection with all such acquisitions shall not exceed in the aggregate (i) $28,750,000 of cash on hand and (ii) all or any portion of the Subordinated Indebtedness permitted pursuant to Section 6.1(m) provided that no more than $11,500,000 of such aggregate consideration may be in the form of seller financing permitted under Section 6.1 during the term of this Agreement, (C) for any such acquisitions Company shall have provided financial statements for any Target acquired in any such acquisition for the last Fiscal Year of such Target (to the extent available to Company), (D) the Target is located in the United States of America, Canada or Mexico, and (E) in the case of the acquisition of a Person, such Person shall become a wholly-owned Subsidiary of a Credit Party;

(p)	Company and its Domestic Subsidiaries may make and own Investments in Foreign Subsidiaries in an aggregate amount not to exceed $5,750,000, at any time outstanding;

(q)	in addition to Investments otherwise expressly permitted by this Section, Company and its Subsidiaries may make Investments not exceeding in the aggregate $5,750,000; and

(r)	Foreign Subsidiaries may make and own Investments in other Foreign Subsidiaries.

Section 6.4 Contingent Obligations. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(a)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under Section 5.10 and under other Hedge Agreements with respect to Indebtedness required under Section 6.1(h) hereof;

(b)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets, or any acquisition or other Investment expressly permitted by Section 6.3;

(c)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $575,000;

(d)	Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by Section 6.1;

(e)	Holdings and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

(f)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guaranties of loans made to officers, directors or employees of any Credit Party in an aggregate amount which shall not exceed $575,000 at any time outstanding;

(g)

Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guaranties by a Subsidiary of obligations of Holdings or Company under leases for real or personal property, provided that such Subsidiary will utilize all or a portion of such property;

(h)	Holdings and its Subsidiaries may become and remain liable with respect to Indebtedness permitted by Sections 6.1(a), (e), (f), (g), (h), (j), (l) and (m); and

(i)

Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Credit Parties in respect of all such Contingent Obligations shall at no time exceed $2,300,000.

Section 6.5 Restricted Junior Payments. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

(a)	on the Closing Date, Restricted Junior Payments to fund the Acquisition Financing Requirements in accordance with the Funds Flow Memorandum;

(b)	[Reserved];

(c)

Restricted Junior Payments to the extent necessary to permit Holdings (or the relevant taxpaying Affiliate of Company or Holdings), to discharge Tax liabilities (or estimates thereof) with respect to the income of Holdings and its Subsidiaries, so long as Company or Holdings (or the relevant taxpaying Affiliate) applies the amount of any such Restricted Junior Payment for such purpose;

(d)	to pay management fees and other fees expressly permitted under the Management Agreements and to reimburse expenses in accordance with the Management Agreements;

(e)	[Reserved];

(f)	[Reserved];

(g)

Restricted Junior Payments to permit Holdings or any direct or indirect holding company of Holdings or Company to pay overhead expenses in an amount not to exceed $287,500 in any Fiscal Year, so long as Company or Holdings (or such relevant holding company) applies the amount of any such Restricted Junior Payment for such purpose;

(h)

Company and its Subsidiaries may make payment of regularly scheduled interest and principal payments as and when due, and mandatory, optional or voluntary payments or prepayments in respect of principal thereof (including any payment to avoid the application of Internal Revenue Code Section 163(e)(5) thereto) and any other payments thereon that are permitted under the Subordination Agreement or the applicable subordination agreement, in respect of any Subordinated Indebtedness to the extent permitted hereunder including in connection with any Permitted Refinancings of such Subordinated Indebtedness and Company and its Subsidiaries may convert Subordinated Indebtedness to, or exchange Subordinated Indebtedness for Capital Stock in accordance with terms of such Subordinated Indebtedness;

(i)	Restricted Junior Payments expressly permitted by Section 6.9(a) and (b); and

(j)

so long as no Potential Event of Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof, Company and it Subsidiaries may pay dividends to purchase capital stock from present or former officers or employees of Credit Parties upon the death, disability, retirement or termination of employment of such officer or employee; provided that any such repurchases do not involve any cash payments by Credit Parties or, to the extent cash payments are made by Credit Parties, the aggregate amount of dividend payments during any Fiscal Year to fund purchases described above shall not exceed (i) $1,150,000 plus (ii) the unused amount available for such dividend payments under this clause 6.5(j) for the immediately two preceding Fiscal Years (excluding any carry-forward available from any previous Fiscal Year); provided that with respect to any Fiscal Year, any such dividend payments made during such Fiscal Year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any carry-forward amount to the extent applicable; and

(k)	Company may make Restricted Junior Payments as specifically required by the Sand Purchase Documents;

provided that nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of Company to Company or any Subsidiary Guarantor.

Section 6.6 [Reserved]

Section 6.7 Restriction on Fundamental Changes; Asset Sales. No Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

(a)

any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

(b)

Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

(c)	Company and its Subsidiaries may dispose of obsolete, worn out, uneconomic or surplus property no longer used or useful in the ordinary course of business of Company;

(d)

Company and its Subsidiaries may make Asset Sales of assets having an aggregate fair market value not in excess of $34,500,000 from and after the Restatement Effective Date to the Maturity Date; provided that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (B) at least 85% of the consideration received shall be Cash; (C) no Potential Event of Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto and (D) the Net Asset Sale Proceeds of such Asset Sales shall be applied to repay the ABL Loans or the Senior Loans, or the Restated Notes in accordance with Section 2.4(c) or Section 2.4(d), provided that all Net Asset Sale Proceeds in a Fiscal Year not exceeding $11,500,000 in the aggregate may be applied or reinvested in accordance with Section 2.4(b)(ii)(A);

(e)

in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(f)	Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

(g)	Company may perform its obligations under the Conveyance of Undivided Mineral Interest;

(h)

any Person may be merged with or into Company or any Subsidiary if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would have been permitted pursuant to Section 6.3; provided that (i) in the case of Company, Company shall be the continuing or surviving Person, (ii) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of Section 5.9 and (iii) no Potential Event of Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto;

(i)

any Capital Stock of any Subsidiary of Company may be sold, transferred or otherwise disposed of to Company or any other wholly-owned Subsidiary of Company (provided that, in the case of any such transfer by a Credit Party, the transferee must also be a Credit Party or constitute an Investment otherwise permitted hereunder);

(j)	the cross licensing or licensing of intellectual property, in the ordinary course of business;

(k)

the leasing, occupancy or sub-leasing of Real Property Asset in the ordinary course of business that would not materially interfere with the required use of such Real Property Asset by any Credit Party;

(l)

transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Government Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(m)	Liens expressly permitted by Section 6.2;

(n)	Restricted Junior Payments expressly permitted by Section 6.5; and

(o)	Investments permitted by Section 6.3.

Section 6.8 [Reserved]

Section 6.9 Transactions with Shareholders and Affiliates. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that when taken as a whole are less favorable in any material respect to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restrictions shall not apply to:

(a)	any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries;

(b)

reasonable and customary fees paid to members of the Governing Bodies of Holdings and its Subsidiaries and compensation and benefit arrangements for officers, directors and employees entered into in the ordinary course;

(c)	the performance by Company of its obligations under the Sand Purchase Agreements and under the Conveyance of Undivided Mineral Interest;

(d)	transactions in accordance with the terms of the Management Agreement;

(e)	any acquisitions or other Investments expressly permitted by Section 6.3;

(f)	transactions contemplated under the Note Documents with the holders of the Obligations;

(g)	any intercompany loan from Company to Holdings or any direct or indirect holding company of Company comprising a Restricted Junior Payment permitted under Section 6.5; or

(h)	any Restricted Junior Payments expressly permitted by Section 6.5.

Section 6.10 Sales and Lease-Backs. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (b) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that (i) such lease is a Capital Lease and (ii) Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such Capital Lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under Section 6.1 assuming the sale and lease-back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

Section 6.11 Conduct of Business.

(a)

From and after the Restatement Effective Date, the Intermediate Holding Companies will not, nor will it permit any of their Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Intermediate Holding Companies and their Subsidiaries on the Restatement Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Purchasers.

(b)

From and after the Restatement Effective Date, Holdings shall not (i) engage in any business or own, lease, manage or otherwise operate any properties or assets other than (A) entering into and performing its obligations under and in accordance with the Transaction Documents to which it is a party, (B) owning the Capital Stock of the Intermediate Holding Companies and/or the Company and engaging in activities directly related thereto, (C) issuing Capital Stock and options, warrants or similar equivalents in respect thereof and (D) taking actions required by law to maintain its corporate existence, incurring Indebtedness pursuant to Sections 6.1(a), (c), (e), (f), (g), (h), (j), (l) and (m), Contingent Obligations permitted under Sections 6.4(d), (e) and (h) and Restricted Payments permitted pursuant to Sections 6.5(a), (b), (c), (d), (g), (i) and (j); (ii) incur any Indebtedness (other than nonconsensual obligations imposed by operation of law and obligations pursuant to the Note Documents to which it is a party) other than Indebtedness permitted under Section 6.1(a), (c), (e), (f), (g), (h), (j), (l) or (m), or (iii) issue any Capital Stock that constitutes Disqualified Stock or create or acquire any Subsidiary or own any Investment (other than Investments permitted under Sections 6.3(b), (c), (f) or (n) in any Person other than the Intermediate Holding Companies and/or the Company.

Section 6.12 Amendments or Waivers of Certain Agreements; Amendments of Documents Relating to Indebtedness.

(a)

Amendments or Waivers of Certain Agreements No Credit Party will agree to any amendment to, or waive any of its rights under, any Related Agreement (other than the ABL Loan Documents, the Senior Loan Documents and any agreement evidencing or governing any Subordinated Indebtedness) in a manner that could reasonably be expected to materially adversely affect Purchasers after the Restatement Effective Date without in each case obtaining the prior written consent of Requisite Purchasers to such amendment or waiver.

(b)

Amendments of Documents Relating to Indebtedness No Credit Party will, nor will it permit any of its Subsidiaries to, amend or otherwise change the terms of (i) the ABL Loan Documents or the Senior Loan Documents or make any payment consistent with an amendment thereof or change thereto, other than in accordance with the Subordination Agreement, or (ii) any other Subordinated Indebtedness or make any payment consistent with an amendment thereof or change thereto unless such amendment or change thereto is permitted pursuant to the definition of Permitted Refinancings.

Section 6.13 Fiscal Year; Accounting Policies. No Credit Party shall (a) change its Fiscal Year-end from December 31 without the prior written consent of Purchasers or (b) change its accounting policies and methods except from the policies and methods in effect on the Restatement Effective Date, except in accordance with GAAP.

Section 6.14 Material Contracts; License Agreements; ITT Agreement.

(a)

Material Contracts No Credit Party shall breach or violate any term, condition or provision of any Material Contracts or any lease with respect to any Material Leasehold Property, except for such breaches and violations thereof as in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b)	License Agreements Except with respect to any License Agreement, the loss or termination of which could not reasonably be expected to have a Material Adverse Effect:

(i)

Each Credit Party and each of their Subsidiaries shall (A) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of the License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (B) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the material terms of any License Agreement, (C) not cancel, surrender, modify, amend, waive or release any License Agreement in any respect, or consent to or permit to occur any of the foregoing; except that subject to Section 6.14(b)(ii) below, such Person may cancel, surrender, modify, amend, waive or release any License Agreement in the ordinary course of business of such Person; provided that such Person (as the case may be) shall give Purchasers not less than 30 days prior written notice of its intention to so cancel, surrender and release any such License Agreement, (D) give Purchasers prompt written notice of any License Agreement entered into by such Person after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as any Purchaser may request, (E) give Purchasers prompt written notice of any breach of any material obligation, or any default, by any party under any License Agreement, and deliver to Purchasers (promptly upon the receipt thereof by such Person in the case of a notice to such Person and concurrently with the sending thereof in the case of a notice from such Person) a copy of each notice of default and every other notice and other communication received or delivered by such Person in connection with any License Agreement which relates to the right of such Person to continue to use the property subject to such License Agreement; and (F) furnish to Purchasers, promptly upon the request of any Purchaser, such information and evidence as any Purchaser may reasonably require from time to time concerning the observance, performance and compliance by such Person or the other party or parties thereto with the terms, covenants and provisions of any License Agreement.

(ii)

Each Credit Party and each of their Subsidiaries will either exercise any option to renew or extend the term of each License Agreement to which it is a party in such manner as will cause the term of such License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Purchasers or give Purchasers prior written notice that such Person does not intend to renew or extend the term of any such License Agreement or that the term thereof shall otherwise be expiring, not less than 60 days prior to the date of any such renewal or expiration. In the event of the failure of such Person to extend or renew any License Agreement to which it is a party, Purchasers shall have, and are hereby granted, the irrevocable right and authority, at the option of Requisite Purchasers, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Purchasers or in the name and behalf of such Person, as Requisite Purchasers shall determine solely during such time that an Event of Default shall exist or have occurred and be continuing. Purchasers may, but shall not be required to, perform any or all of such obligations of such Person under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Person thereunder. Any sums so paid by any Purchaser shall constitute part of the Obligations.

(iii)

The Credit Parties shall (A) not amend or modify the ITT Agreement in any manner that is materially adverse to the interests of Purchasers without the prior consent of Requisite Purchasers, (B) not cancel or terminate the ITT Agreement and (C) notify Purchasers promptly, but in any event within five Business Days of any actual, pending or threatened termination or cancellation of the ITT Agreement or any denial of coverage in respect of the indemnity set forth therein.

Section 6.15 Anti-Layering. The Credit Parties will not, nor will they permit any Subsidiary to, create, incur, assume, guaranty, suffer or permit to exist, or in any other manner become liable with respect to, any Indebtedness which, under the terms of the documentation pursuant to which such Indebtedness is created or incurred (including any intercreditor arrangement), is subordinated in right of payment to any other Indebtedness of the Credit Parties and their Subsidiaries (other than Indebtedness under the Note Documents), unless such Indebtedness is permitted by the terms of this Agreement and the terms of the Subordination Agreement and is (x) subordinated in right of payment to the Obligations pursuant to provisions satisfactory to the Requisite Purchasers or (y) pari passu with the Obligations; provided, however, that nothing in this Section 6.15 shall be construed to restrict any Credit Party’s ability to enter into any arrangement (or agreements or waivers, amendments or modifications thereof) or take any other action (or permit any such action to be taken) which would (or purport to) grant, or permit to exist, any Liens to secure any Indebtedness of the Credit Parties or their Subsidiaries.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

Section 7.1 Failure to Make Payments When Due.

(a)

Failure by Company to pay any installment of principal of any Restated Note when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment (except as provided in Section 2.4(b)(ii)(C) with respect to an incorrect calculation of mandatory prepayment amounts) or otherwise; or

(b)	failure by Company to pay any interest on any Restated Note, any fee or any other amount due under this Agreement within three days after the date due; or

Section 7.2 Default in Other Agreements.

(a)

Failure of Holdings, Company or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1 and Section 7.2(c)) or Contingent Obligations in an individual principal amount of $5,750,000 or more, in each case beyond the end of any grace period provided therefor; or

(b)

breach or default by Holdings, Company or any of their respective Subsidiaries with respect to any other material term of (i) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (a) above or (ii) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s) (but in the case of clauses (i) and (ii) excluding Indebtedness or Contingent Obligations under the Senior Loan Documents and the ABL Loan Documents), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (with the giving or receiving of notice of such declaration, if required, but after the expiration of all grace periods applicable thereto); or

(c)

(i) failure of Holdings, Company or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of the Senior Loan Documents and/or the ABL Loan Documents, in each case beyond the end of any grace period provided therefore, or (ii) any breach or default by Holdings, Company or any of their respective Subsidiaries under the Senior Loan Documents and/or the ABL Loan Documents, if the effect of such breach or default is to cause any loans under the Senior Loan Documents or the ABL Loan Documents to become due prior to the applicable stated maturity date or expiration date, as applicable, in respect of such loans (provided that, in case of both clauses (i) and (ii), the Indebtedness and Contingent Obligations in respect of which such failure, breach or default occurs are in an individual or aggregate principal amount of $5,750,000 or more); or

Section 7.3 Breach of Certain Covenants.

(a)

Failure of a Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.1(b), (c) and (d), Section 5.2 (in respect of the existence of Holdings or Issuer) or ARTICLE VI of this Agreement; or

(b)

Failure of a Credit Party to perform or comply with any term or condition contained in Section 5.4(b), and, in either case, such default shall not have been remedied or waived within 15 days after the earlier of (i) an Officer of Company or such Credit Party becoming aware of such default or (ii) receipt by Company and such Credit Party of notice from any Purchaser of such default; or

Section 7.4 Breach of Warranty. Any representation, warranty, certification or other statement made by Holdings or any of its Subsidiaries in any Note Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

Section 7.5 Other Defaults Under Note Documents. Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Note Documents, other than any such term referred to in any other Section of this ARTICLE VII, and such default shall not have been remedied or waived within 30 days after the earlier of (a) an Officer of Company or such Credit Party becoming aware of such default or (b) receipt by Company and such Credit Party of notice from any Purchaser of such default; or

Section 7.6 Involuntary Bankruptcy; Appointment of Receiver, etc.

(a)

A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any of their respective Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(b)

an involuntary case shall be commenced against Holdings, Company or any of their respective Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other Officer having similar powers over Holdings, Company or any of their respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any of their respective Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of their respective Subsidiaries, and any such event described in this clause (b) shall continue for 60 days unless dismissed, bonded or discharged; or

Section 7.7 Voluntary Bankruptcy; Appointment of Receiver, etc.

(a)

Holdings, Company or any of their respective Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any of their respective Subsidiaries shall make any assignment for the benefit of creditors; or

(b)

Holdings, Company or any of their respective Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, generally, to pay its debts as such debts become due; or the Governing Body of Holdings, Company or any of their respective Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (a) above or this clause (b); or

Section 7.8 Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $11,500,000 in the aggregate at any time, to the extent not adequately covered by insurance as to which a Solvent and unaffiliated insurance company has not disclaimed coverage or by the indemnity relating to Silica Related Claims under the ITT Agreement, shall be entered or filed against Holdings, Company or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 90 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

Section 7.9 Dissolution. Any order, judgment or decree shall be entered against Holdings, Company or any of its Subsidiaries decreeing the dissolution or split up of Holdings, Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

Section 7.10 ERISA. Any of the following events results in the imposition of or granting of security, or the incurring of a liability or a material risk of incurring a liability that individually and/or in the aggregate, results or could reasonably be expected to result in a Material Adverse Effect

(a)	any ERISA Event occurs or is reasonably expected to occur;

(b)

any Credit Party or ERISA Affiliate incurs or could reasonably be expected to incur a liability to or on account of a Multiemployer Plan as a result of a violation of Section 515 of ERISA or under Section 4201, 4204 or 4212(c) of ERISA;

(c)

the fair market value of the assets of any Employee Plan subject to Title IV of ERISA is not at least equal to the present value of the “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) under that Employee Plan using the actuarial assumptions and methods used by the actuary to that Employee Plan in its most recent valuation of that Employee Plan; or

(d)

any Credit Party or ERISA Affiliate incurs or could reasonably be expected to incur a liability to or on account of an Employee Plan under Section 409, 502(i) or 502(I) of ERISA or Section 4971 or 4975 of the Internal Revenue Code; or

Section 7.11 [Reserved]

Section 7.12 Invalidity of Note Documents; Repudiation of Obligations. At any time after the execution and delivery thereof, (a) any Note Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or (b) any Credit Party shall contest the validity or enforceability of any Note Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by any Purchaser under any Note Document or any provision thereof to which it is a party;

THEN:

(a)

Acceleration Subject to the terms of the Subordination Agreement, (i) upon the occurrence of any Event of Default described in Section 7.6 or 7.7, each of (A) the unpaid principal amount of and accrued interest on the Restated Notes and (B) all other Obligations (including Prepayment Premium and the Deferred Interest Amount, if applicable) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Credit Parties and (ii) upon the occurrence and during the continuation of any other Event of Default, Requisite Purchasers may, by written notice to Company, declare all or any portion of the amounts described in clause (A) above to be, and the same shall forthwith become, immediately due and payable, and thereafter, Requisite Purchasers may by written notice to Company, declare all or any portion of the amounts described in clause (B) above to be, and the same shall forthwith become, immediately due and payable.

(b)

Rescission of Acceleration Notwithstanding anything contained in paragraph (a) above, if at any time within 60 days after an acceleration of the Restated Notes pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Restated Notes, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then Requisite Purchasers, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Purchasers to a decision which may be made at the election of Requisite Purchasers and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Purchasers to rescind or annul any acceleration hereunder or to preclude Purchasers from exercising any of the rights or remedies available to them under any of the Note Documents, even if the conditions set forth in this paragraph are met.

ARTICLE VIII

[RESERVED]

ARTICLE IX

MISCELLANEOUS

Section 9.1 Registration, Exchange and Transfer of Restated Notes; Stolen Restated Notes.

(a)

Registration and Exchange of Restated Notes The Restated Notes are issuable as registered notes only. Company shall keep at its principal office a register in which Company shall provide for the registration of Restated Notes and of Transfers of Restated Notes. Upon surrender for registration of Transfer of any Restated Note at the principal office of Company, Company shall, promptly and at its expense, cause to be executed and delivered by Company one or more new Restated Notes of like tenor and of a like aggregate principal amount, which Restated Notes shall be registered in the name of such Transferee or Transferees. At the option of any Purchaser, its Restated Note may be exchanged for Restated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Restated Note to be exchanged at the principal office of Company. Whenever any Restated Notes are so surrendered for exchange, Company shall, at its expense, cause to be executed and delivered the Restated Notes which the holder making the exchange is entitled to receive. Every Restated Note surrendered for registration of Transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Restated Note or such holder’s attorney duly authorized in writing. Any Restated Note or Restated Notes issued in exchange for any Restated Note or upon Transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Restated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

(b)

Transfer of Restated Notes Any holder of a Restated Note may make a Transfer to any person; provided that (i) such Transfer is made in compliance with the Securities Act and any applicable state securities laws, (ii) such holder of a Restated Note promptly provides written notice to the Senior Agent and the ABL Agent of the identity and contact information of such Transferee and executes and delivers a joinder to the Subordination Agreement in the form specified in such agreement and (iii) such holder of a Restated Note (x) has provided Company with such information as to such Transferee’s compliance with applicable securities laws with respect to such Transfer as reasonably may be requested by Company and (y) made the representations set forth in Section 4.25. Upon any Transfer, the Transferee shall, to the extent of such Transfer, be entitled to exercise the rights of the holder making such Transfer and shall thereafter be deemed a Purchaser and a holder of a Restated Note under this Agreement. Prior to due presentment for registration of transfer, Company may treat the Person in whose name any Restated Note is registered as the owner and holder of such Restated Note for the purpose of receiving payment of principal of, interest on and any Prepayment Premium payable with respect to such Restated Note and for all other purposes whatsoever, whether or not such Restated Note shall be overdue, and Company shall not be affected by notice to the contrary.

(c)

Lost, Stolen or Damaged Restated Note At the request of any Purchaser, Company will issue and deliver at its expense, in replacement of any Restated Note or Restated Notes issued by Company lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Restated Note or Restated Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Restated Note or Restated Notes so lost, stolen, damaged or destroyed, duly executed by Company.

Section 9.2 Expenses. Whether or not the Transactions shall be consummated, Company agrees to pay promptly (a) all reasonable and documented out-of-pocket costs and expenses of Purchasers of negotiation, preparation and execution of the Note Documents and any consents, amendments, waivers or other modifications thereto; provided however, such costs and expenses to the extent representing counsel fees and expenses shall be limited to the same extent as in Section 9.2(c) below; (b) all costs and expenses of furnishing all opinions by counsel for Company (including any opinions requested by Purchasers as to any legal matters arising hereunder) and of Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Note Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) all reasonable and documented out-of-pocket fees, expenses and disbursements of one primary counsel to Purchasers and one reasonably necessary local counsel in any material jurisdiction in connection with the negotiation, preparation, execution and administration of the Note Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained (with the consent of the Company, not to be unreasonably withheld) by Purchasers or their counsels) of obtaining and reviewing any environmental audits or reports provided for under Section 5.8(a); (e) all reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and reasonable and documented out-of-pocket fees, costs and expenses of accountants, advisors and consultants, incurred by Purchasers and their counsels relating to efforts to evaluate or assess any Credit Party, its business or financial condition; and (f) all out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Purchasers in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Note Documents (including in connection with the enforcement of the Note Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy Proceedings. For the avoidance of doubt, Parent and Company shall not be required to reimburse the legal fees and expenses of more than one firm of outside counsel (in addition, one firm of necessary local counsel in each applicable local jurisdiction) for Purchasers as a whole.

Section 9.3 Indemnity.

(a)

In addition to the payment of expenses pursuant to Section 9.2, whether or not the Transactions shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Purchasers, and the Officers, directors, trustees, employees, agents, advisors and Affiliates of Purchasers (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence, bad faith or willful misconduct of that Indemnitee or its related parties as determined by a final judgment of a court of competent jurisdiction.

(b)

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial Proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Note Documents or the Transactions (including Purchasers’ agreement to purchase the Restated Notes hereunder or the use or intended use of the proceeds thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Note Documents (including the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Purchaser to Company with respect thereto or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries; except to the extent such Environmental Claim or Hazardous Materials Activity arises solely from the gross negligence or willful misconduct of Indemnitee as determined by a final judgment of a court of competent jurisdiction.

(c)

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

Section 9.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each of Purchasers and their Affiliates is hereby authorized by Company at any time or from time to time, with prompt notice to Company or to any other Person, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Purchaser or any Affiliate of that Purchaser to or for the credit or the account of Company and each other Credit Party against and on account of the Obligations of Company or any other Credit Party to that Purchaser (or any Affiliate of that Purchaser) or to any other Purchaser (or any Affiliate of that other Purchaser) under this Agreement and the other Note Documents to the extent then due and payable, including all claims of any nature or description arising out of or connected with this Agreement and participations therein or any other Note Document, irrespective of whether or not that Purchaser shall have made any demand hereunder.

Section 9.5 [Reserved]

Section 9.6 Amendments and Waivers.

(a)

Consent Required Subject to the terms of the Subordination Agreement, no amendment or waiver of any provision of this Agreement, the Restated Notes or any other Note Document, or any consent to any departure by the Credit Parties, shall in any event be effective unless the same shall be in writing and signed by Requisite Purchasers and Company. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of Purchasers in exercising any right, power or privilege hereunder or under the Restated Notes or any of the Note Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein or in the Restated Notes or any Note Document, no notice to or demand on the Credit Parties or any other person in any case shall entitle such person to any other or further notice or demand in the same, similar or other circumstances.

(b)

Notwithstanding the provisions of Section 9.6(a) without the specific prior written consent of all of the Purchasers and subject to the Subordination Agreement, no amendment, waiver or consent referred to in Section 9.6(a) shall (i) reduce the principal of, Prepayment Premium, or the rate of interest on, or the fees payable with respect to, any of the Restated Notes, (ii) extend the time for payment of all or any portion of the principal of, Prepayment Premium, or interest on, or fees payable with respect to, any of the Restated Notes, (iii) reduce the percentage of the Restated Notes required with respect to any such amendment or to effectuate any such waiver or consent, or modify the definitions herein of the term “Requisite Purchasers”, or (iv) modify any provision in any Note Document providing for pro rata treatment of the Purchasers and this Section 9.6.

Section 9.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

Section 9.8 Notices; Effectiveness of Signatures.

(a)

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Purchasers shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Company and Purchasers, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Purchasers. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in Section 5.1. Purchasers or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(b)

Note Documents and notices under the Note Documents may be transmitted and/or signed by telefacsimile and by signatures delivered in ‘PDF’ format by electronic mail; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document that is intended to have binding effect may be sent by electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Credit Parties and Purchasers. Purchasers may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

Section 9.9 Survival of Representations, Warranties and Agreements.

(a)	All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and issuance of the Restated Notes hereunder.

(b)

Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in Section 2.6(d) (“Compensation For Breakage or Non-Commencement of Interest Periods”), 2.7 (“Increased Costs; Taxes; Capital Adequacy”), 9.2 (“Expenses”) and 9.3 (“Indemnity”) shall survive the payment of the Restated Notes and the termination of this Agreement.

Section 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Purchaser in the exercise of any power, right or privilege hereunder or under any other Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Note Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.11 Marshalling; Payments Set Aside. No Purchaser shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to any Purchaser or any Purchaser exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.12 Severability. In case any provision in or obligation under this Agreement or the Restated Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.13 Obligations Several; Independent Nature of Purchasers’ Rights; Damage Waiver.

(a)

The obligations of Purchasers hereunder are several and no Purchaser shall be responsible for the obligations of any other Purchaser hereunder. Nothing contained herein or in any other Note Document, and no action taken by Purchasers pursuant hereto or thereto, shall be deemed to constitute Purchasers and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Purchaser shall be a separate and independent debt, and, subject to Section 9.6, each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.

(b)

To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Note Document, any transaction contemplated by the Note Documents, any Restated Notes or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Note Documents or the Transactions.

Section 9.14 Release of Guaranty. Upon the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Company) that is permitted by this Agreement or to which Requisite Purchasers have otherwise consented, for which a Credit Party desires to obtain a release of the Subsidiary Guaranty from Purchasers, such Credit Party shall deliver an Officer’s Certificate (i) stating that the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer’s Certificate, Purchasers shall, at such Credit Party’s expense, so long as Purchasers are not aware that the facts stated in such Officer’s Certificate are not true and correct, execute and deliver such releases of such Subsidiary Guaranty, as may be reasonably requested by such Credit Party.

Section 9.15 Applicable Law. THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH NOTE DOCUMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 9.16 Construction of Agreement; Nature of Relationship. Each of the parties hereto acknowledges that (a) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (b) it has had full and fair opportunity to review and revise the terms of this Agreement, (c) this Agreement has been drafted jointly by all of the parties hereto and (d) no Purchaser has any fiduciary relationship with or duty to any Credit Party arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between Purchasers, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

Section 9.17 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT, OR ANY OBLIGATIONS HEREUNDER AND THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(a)	ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b)	WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c)

AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.8;

(d)

AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(e)	AGREES THAT PURCHASERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION; AND

(f)

AGREES THAT THE PROVISIONS OF THIS SECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Section 9.18 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF

THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 9.19 Confidentiality. Each Purchaser shall hold all information obtained pursuant to the requirements of this Agreement in accordance with such Purchaser’s customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Purchaser may make disclosures (a) to its and its Affiliates’ directors, Officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or Proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.19, to any Transferee or bona fide prospective Transferee or any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the written consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 9.19 or (ii) becomes available to any such Purchaser on a nonconfidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Purchaser’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Purchaser or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Purchaser hereunder; provided that, unless specifically prohibited by applicable law or court order, each Purchaser shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Purchaser by such

Government Authority) for disclosure of any such information prior to disclosure of such information; and provided further that in no event shall any Purchaser be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, Purchasers may disclose the existence of this Agreement and customarily disclosed information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Purchasers, and the initial Purchaser or any of its Affiliates may place customary ““tombstone”“ advertisements (which may include any of Company’s or its Subsidiaries’ trade names or corporate logos) subject to approval by Company in publications of its choice (including without limitation “e-tombstones” published or otherwise circulated in electronic form and related hyperlinks to any of Company’s or its Subsidiaries’ corporate websites) at its own expense.

Section 9.20 USA Patriot Act. Each Purchaser hereby notifies the Credit Parties that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Purchaser to identify such Credit Party in accordance with the USA Patriot Act.

Section 9.21 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Restated Notes made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Restated Notes made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Purchasers an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Purchasers and Company to conform strictly to any applicable usury laws. Accordingly, if any Purchaser contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Purchaser’s option be applied to the outstanding amount of the Restated Notes made hereunder or be refunded to Company.

Section 9.22 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 9.23 Legends. The Restated Notes at all times shall contain in a conspicuous manner the following legend:

“THIS RESTATED NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 25, 2008 AMONG PURCHASER, WACHOVIA BANK, NATIONAL ASSOCIATION (THE “ABL AGENT”) AND BNP PARIBAS (THE “SENIOR AGENT”) AND AS AMENDED PURSUANT TO THAT CERTAIN AMENDMENT NO. 1 DATED AS OF MAY 7, 2010, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE LOAN PARTIES (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) PURSUANT TO THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MAY 7, 2010 (THE “SENIOR CREDIT AGREEMENT”) AMONG THE LOAN PARTIES PARTY THERETO, THE SENIOR AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) AND TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWERS (AS DEFINED IN THE AMENDED AND RESTATED ABL AGREEMENT) PURSUANT TO THAT CERTAIN ABL LOAN AND SECURITY AGREEMENT DATED AS OF AUGUST 9, 2007, AS AMENDED AS OF MAY 7, 2010 (THE “ABL AGREEMENT”) AMONG THE BORROWERS, THE OTHER LOAN PARTIES PARTY THERETO, THE ABL AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER FINANCING AGREEMENTS (AS DEFINED IN THE ABL AGREEMENT), AS SUCH SENIOR CREDIT AGREEMENT, SUCH ABL AGREEMENT AND SUCH OTHER LOAN DOCUMENTS AND FINANCING AGREEMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND PURCHASER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

Section 9.24 Guaranty Confirmation. Holdings and each Subsidiary Guarantor consents in all respects to the execution by Company of this Agreement and acknowledges and confirms that the Guaranties to guarantee the full payment and performance of the Obligations of Company under the Original Note Purchase Agreement as further amended by this Agreement remain in full force and effect in accordance with their respective terms and the other Note Documents (including, without limitation any additional extensions of credit made hereinafter in accordance with the terms of this Agreement) and any reference to the “Note Purchase Agreement” or any other Note Document in such Guaranties shall be deemed to be a reference to this Agreement or such Note Document as the same is hereby amended or amended and restated on the Restatement Effective Date and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:

USS HOLDINGS, INC. as Holdings

By	/s/ John A. Ulizio
Name:	John A. Ulizio
Title:	President

Notice Address:

c/o U.S. Silica Company
106 Sand Mine Road
Berkeley Springs, WV 25411

ISSUER:

U.S. SILICA COMPANY as Issuer

By	/s/ John A. Ulizio
Name:	John A. Ulizio
Title:	President

Notice Address:

106 Sand Mine Road
Berkeley Springs, WV 25411

SUBSIDIARY GUARANTORS:

THE FULTON LAND AND TIMBER COMPANY

By	/s/ John A. Ulizio
Name:	John A. Ulizio
Title:	President

Notice Address:

c/o U.S. Silica Company
106 Sand Mine Road
Berkeley Springs, WV 25411

PENNSYLVANIA GLASS SAND CORPORATION

By	/s/ John A. Ulizio
Name:	John A. Ulizio
Title:	President

Notice Address:

c/o U.S. Silica Company
106 Sand Mine Road
Berkeley Springs, WV 25411

OTTAWA SILICA COMPANY

By	/s/ John A. Ulizio
Name:	John A. Ulizio
Title:	President

Notice Address:

c/o U.S. Silica Company
106 Sand Mine Road
Berkeley Springs, WV 25411

BMAC SERVICES CO., INC.

By	/s/ John A. Ulizio
Name:	John A. Ulizio
Title:	President

Notice Address:

c/o U.S. Silica Company
106 Sand Mine Road
Berkeley Springs, WV 25411

PURCHASER:

GGC FINANCE PARTNERSHIP, L.P.

By	/s/ Rajeev Amara
Name:	Rajeev Amara
Title:	Vice President

Notice Address:

c/o Golden Gate Capital
One Embarcadero Center
39th Floor
San Francisco, CA 94111

EXHIBITS

EXHIBIT I

FORM OF RESTATED NOTE

THIS RESTATED NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 25, 2008 AMONG PURCHASER, WACHOVIA BANK, NATIONAL ASSOCIATION (THE “ABL AGENT”) AND BNP PARIBAS (THE “SENIOR AGENT”) AND AS AMENDED PURSUANT TO THAT CERTAIN AMENDMENT NO. 1 DATED AS OF MAY 7, 2010, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE LOAN PARTIES (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) PURSUANT TO THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MAY 7, 2010 (THE “SENIOR CREDIT AGREEMENT”) AMONG THE LOAN PARTIES PARTY THERETO, THE SENIOR AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) AND TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWERS (AS DEFINED IN THE AMENDED AND RESTATED ABL AGREEMENT) PURSUANT TO THAT CERTAIN ABL LOAN AND SECURITY AGREEMENT DATED AS OF AUGUST 9, 2007, AS AMENDED AS OF MAY 7, 2010 (THE “ABL AGREEMENT”) AMONG THE BORROWERS, THE OTHER LOAN PARTIES PARTY THERETO, THE ABL AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER FINANCING AGREEMENTS (AS DEFINED IN THE ABL AGREEMENT), AS SUCH SENIOR CREDIT AGREEMENT, SUCH ABL AGREEMENT AND SUCH OTHER LOAN DOCUMENTS AND FINANCING AGREEMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND PURCHASER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

U.S. Silica Company

$[Amount]	New York, NY [ ], 2010

FOR VALUE RECEIVED, U.S. Silica Company, a Delaware corporation, as Issuer, promises to pay to [Purchaser’s Name] (“Payee”) or its registered assigns the principal amount of [Amount] Dollars ($[Amount]). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Note Purchase Agreement (as defined below). The principal amount of this Note shall be payable on the dates and in the amounts specified in that certain Amended and Restated Note Purchase Agreement dated as of May 7, 2010 by and among Issuer, USS Holdings, Inc., GGC Finance Partnership, L.P. (together with its successors, assigns, transferees in their capacity as the holders or purchasers of the Notes, individually a “Purchaser” and collectively, “Purchasers”) and the other parties listed therein (said Amended and Restated Note Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”); provided that the last payment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

2

Company also promises to pay interest on the unpaid principal amount of the Note, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Note Purchase Agreement.

This Note is one of Company’s “Restated Notes” and is issued pursuant to and entitled to the benefits of the Note Purchase Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Note was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at such other place as shall be designated in writing for such purpose in accordance with the terms of the Note Purchase Agreement. Unless and until a Transfer of this Note shall have been registered as provided in the Note Purchase Agreement, Company and Purchasers shall be entitled to deem and treat Payee as the owner and holder of this Note. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment will be deemed due on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Note Purchase Agreement and may, from time to time, make voluntary prepayments of the outstanding principal amount of, and interest on, this Note, in whole or in part, with Prepayment Premium pursuant to Section 2.4(b) of the Note Purchase Agreement.

[This Note amends, restates, supersedes and replaces in its entirety that certain Note made by the Issuer, dated as of November 25, 2008 in favor of the Payee in the original principal amount of Eighty Million Dollars ($80,000,000.00) (the “Original Note”). This Note does not, however, constitute a novation of rights, obligations and liabilities existing under the Original Note or evidence payment of all or any of such obligations and liabilities except as provided in the Note Purchase Agreement and such rights, obligations and liabilities shall continue and remain outstanding.]

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of any Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Note Purchase Agreement.

3

The terms of this Note are subject to amendment only in the manner provided in the Note Purchase Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Note Purchase Agreement.

Issuer promises to pay all reasonable, documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees, all as provided in the Note Purchase Agreement, incurred in the collection and enforcement of this Note. Issuer and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice.

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, Issuer has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

U.S. SILICA COMPANY, as Issuer

By:

Name:

Title:

EXHIBIT III

FORM OF SOLVENCY CERTIFICATE

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) dated as of May 7, 2010 by and among Issuer, USS Holdings, Inc., GGC Finance Partnership, L.P. (together with its successors, assigns, transferees in their capacity as the holders or purchasers of the Notes, individually a “Purchaser” and collectively, “Purchasers”) and the other parties listed therein. Capitalized terms used herein without definition have the same meanings as in the Note Purchase Agreement.

This Solvency Certificate is being delivered pursuant to Section 3.7 of the Note Purchase Agreement. The undersigned is the [**Treasurer/Chief Financial Officer**] of Company and hereby further certifies as of the date hereof, to his or her knowledge and in his or her capacity as an officer of Company, and not individually, as follows:

1.

I have responsibility for or am otherwise familiar with (a) the management of the financial affairs of Company and the preparation of financial statements of Company, and (b) the financial and other aspects of the transactions contemplated by the Note Purchase Agreement.

2.

I hereby certify, in my capacity as [**Treasurer/Chief Financial Officer**] of Company and not individually, that I have made such investigation and inquiries as to the financial condition of the Credit Parties and their Subsidiaries as I deem necessary and prudent for the purpose of providing this Certificate. I acknowledge that Purchasers are relying on the truth and accuracy of this Certificate in connection with the purchase of the Notes under the Note Purchase Agreement.

3.

I further certify that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

4,

BASED ON THE FOREGOING, I hereby certify, in my capacity as [**Treasurer/Chief Financial Officer**] of Company and not individually, that, both before and after giving effect to the Transactions, the Credit Parties on a consolidated basis are Solvent.

The undersigned has executed this Solvency Certificate, to his or her knowledge and in his or her capacity as an officer of Company and not individually, as of [**•**].

[Remainder of page intentionally left blank]

6

USS HOLDINGS, INC.

By:

Name:

Title:

7

EXHIBIT IV

FORM OF SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY is entered into as of [**•**] by the undersigned (each a “Guarantor”, and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the “Guarantors”) in favor of and for the benefit of GGC Finance Partnership, L.P. and its successors, assigns, transferees in their capacity as the holders or purchasers of the Notes (each individually a “Guarantied Party and collectively “Guarantied Parties”).

RECITALS

(A)

U.S. Silica Company, a Delaware corporation as Issuer has entered into that certain Amended and Restated Note Purchase Agreement dated as of May 7, 2010 by and among Issuer, USS Holdings, Inc., GGC Finance Partnership, L.P. (together with its successors, assigns, transferees in their capacity as the holders or purchasers of the Notes, individually a “Purchaser” and collectively, “Purchasers”) and the other parties listed therein (said Amended and Restated Note Purchase Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

(B)	The Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

(C)	It is a condition precedent to the purchase of the Notes under the Note Purchase Agreement that Company’s obligations thereunder be guarantied by Guarantors.

(D)	Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Guarantied Parties to enter into the Note Purchase Agreement and to purchase the Notes and to make extensions of credit thereunder, Guarantors hereby agree as follows:

1.	Guaranty.

(a)

Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term “Guarantied Obligations” includes any and all Obligations of Company, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Note Purchase Agreement, this Guaranty and the other Note Documents.

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Each Guarantor acknowledges that the Guarantied Obligations are being incurred for and will inure to its benefit.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations.

In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from any Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Parties, an amount equal to the aggregate of the unpaid Guarantied Obligations.

(b)

Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Note Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (ii) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

(c)

Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Note Purchase Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Guarantied Parties.

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2.	Guaranty Absolute; Continuing Guaranty.

Other than as mandated under applicable law or expressly set forth in this Guaranty or any other Note Document, the obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations (other than Unasserted Obligations). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Note Purchase Agreement notwithstanding the existence of any dispute between Company and any Guarantied Party with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Company under the Note Documents and the obligations of any other guarantor of obligations of Company and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and, to the fullest extent permitted by applicable law, each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

3.	Actions by Guarantied Party.

Any Guarantied Party may from time to time, in accordance with the terms of the applicable Note Document, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Guarantied Party in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Parties or any of them may have against any such security, as Guarantied Party in its reasonable discretion may determine consistent with the Note Purchase Agreement and any applicable

10

security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable and (f) exercise any other rights available to Guarantied Parties or any of them under the Note Documents.

4.	No Discharge.

This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than (i) payment in full of the Guarantied Obligations or (ii) Unasserted Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Note Purchase Agreement, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Parties or any of them might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against any Guarantied Party in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury but excluding payment and performance of the Guarantied Obligations and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

5.	Waivers.

Each Guarantor waives to the extent permitted by applicable law, for the benefit of Guarantied Parties: (a) any right to require Guarantied Parties, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guarantied Party in favor of Company or any other Person or (iv) pursue any other remedy in the power of any Guarantied Party; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

11

(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Guarantied Party’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder other than by payment and performance, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Guarantied Party protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

6.	Guarantors’ Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations.

Until the Guarantied Obligations (other than Unasserted Obligations) shall have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Guarantied Party now has or may hereafter have against Company and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guarantied Party and (b) any right of contribution such Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations in respect thereof. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Parties may have against Company, to all right, title and interest Guarantied Parties may have in any such collateral or security and to any right Guarantied Parties may have against such other guarantor.

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Any indebtedness of Company now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Parties and shall promptly be paid over to Guarantied Parties to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty; provided that any payment on such indebtedness received by any Guarantor at any time when no Event of Default has occurred and is continuing and in accordance with this Guaranty or the Note Purchase Agreement shall be permitted and need not be held in trust for or paid over to Guarantied Parties.

7.	Expenses.

Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Parties harmless against liability for, (a) any and all reasonable, documented, out-of-pocket costs and expenses (including reasonable fees, costs of settlement, and disbursements of counsel) incurred or expended by Guarantied Parties in connection with the enforcement of or preservation of any rights under this Guaranty and (b) any and all reasonable, documented out-of-pocket costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Note Document.

8.	Financial Condition of Company.

No Guarantied Party shall have any obligation, and each Guarantor waives any duty on the part of any Guarantied Party, to disclose or discuss with such Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guarantied Obligations.

9.	Representations and Warranties.

Each Guarantor makes, for the benefit of Guarantied Parties, each of the representations and warranties made in the Note Purchase Agreement by Company as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Note Documents to which it is a party.

10.	Covenants.

Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid (other than Unasserted Obligations), such Guarantor will, unless Requisite Purchasers shall otherwise consent in writing, perform or observe, all of the terms, covenants and agreements that the Note Documents state that Company is to cause a Guarantor and such Subsidiaries to perform or observe.

11.	Set Off.

In addition to any other rights any Guarantied Party may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Guarantied Party under this Guaranty, such Guarantied Party is authorized at any time or from time to time, with prompt notice, to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Guarantied Party owing to a Guarantor and any other property of such Guarantor held by a Guarantied Party to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Guarantied Party under this Guaranty to the extent then due and payable.

12.	Discharge of Guaranty Upon Sale of Guarantor; Release.

(a)

If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or other disposition not prohibited by the Note Purchase Agreement or otherwise consented to by Requisite Purchasers, the obligations of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Guarantied Party or any other Person effective as of the time of such sale; provided that such Guarantor may request Guarantied Parties to execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty as provided in Section 9.14 of the Note Purchase Agreement and the Guarantied Parties shall promptly comply with such requests.

(b)

Upon the payment in full of all Guarantied Obligations (other than Unasserted Obligations), this Guaranty and all obligations of each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. Upon such termination, Guarantied Parties will, at any Guarantor’s request, promptly execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

13.	Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Parties and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

14.	Miscellaneous.

(a)

It is not necessary for Guarantied Parties to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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(b)

The rights, powers and remedies given to Guarantied Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Guarantied Parties by virtue of any statute or rule of law or in any of the Note Documents or any agreement between one or more Guarantors and one or more Guarantied Parties or between Company and one or more Guarantied Parties; provided, however, that notwithstanding the foregoing, to the extent any provision in this Guaranty conflicts with any provision of the Note Purchase Agreement, then the Note Purchase Agreement shall control. Any forbearance or failure to exercise, and any delay by any Guarantied Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(c)

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(d)	THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND GUARANTIED PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(e)

This Guaranty shall inure to the benefit of Guarantied Parties and their respective successors and assigns, without any need for execution hereof by such Guarantied Parties or such successors and assigns.

(f)

All notices, requests and demands to or upon any Guarantied Party or any Guarantor hereunder shall be effected in the manner provided for in Section 9.8 of the Note Purchase Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth in Schedule 1.

(g)

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address set forth below its signature hereto, such service being acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Guarantied Party to bring proceedings against such Guarantor in the courts of any other jurisdiction. The provisions of this Section 14(g) shall be binding and enforceable to the fullest extent under the New York General Obligations Law Section 5-1042 or otherwise.

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(h)

EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTIES EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTIED PARTIES TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTIED PARTIES HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY MUTUAL WRITTEN WAIVER SIGNED BY ALL PARTIES TO THIS GUARANTY AND SPECIFICALLY REFERRING TO THIS SECTION 14(H), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15.	Additional Guarantors.

The initial Guarantors hereunder shall be such of the Domestic Subsidiaries and Affiliates of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Domestic Subsidiaries of Company may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Parties, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Parties not to cause any Domestic Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

16.	Counterparts; Effectiveness.

This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.

17.	Subordination

This Subsidiary Guaranty is and shall at all times be and remain subordinated and subject in rights of payment to the extent and in the manner set forth in the Subordination Agreement to the prior payment in full of all Senior Loans and ABL Loans.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each Guarantor and Guarantied Parties have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[SUBSIDIARY GUARANTOR]

By:

Name:

Title:

Address:

GGC FINANCE PARTNERSHIP, L.P., as Guarantied Party

By:

Name:

Title:

By:

Name:

Title:

Address:

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Exhibit A

[**Form Of Counterpart For Additional Guarantors**]

This COUNTERPART (this “Counterpart”), dated                     , 20    , is delivered pursuant to Section 15 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of November [**•**], 2008 (as it may be from time to time amended, restated, modified or supplemented, the “Guaranty”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Guarantied Parties named therein. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of                     , 20    .

[**NAME OF ADDITIONAL GUARANTOR**]

By:

Title:

Address:

19

SCHEDULE 1

Notice Address for Guarantors

[**•**]

Notice Address:

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EXHIBIT V

FORM OF PARENT GUARANTY

This PARENT GUARANTY is entered into as of November [**•**], 2008 by the undersigned (the “Guarantor”), in favor of and for the benefit of GGC Finance Partnership, L.P. and its successors, assigns, transferees in their capacity as the holders or purchasers of the Notes (each individually a “Guarantied Party and collectively “Guarantied Parties”).

RECITALS

(A)

U.S. Silica Company, a Delaware corporation as Issuer has entered into that certain Note Purchase Agreement dated as of November [**•**], 2008 with Acquisition Co., Initial Issuer, Holdings, Guarantied Parties and the other parties listed therein (said Note Purchase Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

(B)

Company is a wholly owned Subsidiary of Guarantor and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantor (which benefits are hereby acknowledged).

(C)	It is a condition precedent to the purchase of the Notes under the Note Purchase Agreement that Company’s obligations thereunder be guarantied by Guarantor.

(D)	Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Company.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Guarantied Parties to enter into the Note Purchase Agreement and to purchase the Notes thereunder, Guarantor hereby agrees as follows:

1.	Guaranty.

(a)

In order to induce Guarantied Parties to purchase the Notes and make extensions of credit pursuant to the Note Purchase Agreement. Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term “Guarantied Obligations” includes any and all Obligations of Company, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Note Purchase Agreement, this Guaranty and the other Note Documents.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any

21

portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations.

In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from any Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Parties, an amount equal to the aggregate of the unpaid Guarantied Obligations.

(b)

Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Note Purchase Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 1(b), together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or a guarantor under a Related Guaranty, Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Guarantied Parties.

2.	Guaranty Absolute; Continuing Guaranty.

Other than as mandated under applicable law or as expressly set forth in this Guaranty or any other Note Document, the obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations (other than Unasserted Obligations). In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Note Purchase Agreement notwithstanding the existence of any dispute between Company and any Guarantied Party with respect to the existence of such event; (c) the obligations of Guarantor hereunder are independent of the obligations of Company under the Note Documents and the obligations of any other guarantor of the obligations of Company and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; and (d) Guarantor’s payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and, to the fullest extent permitted by applicable law, Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

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3.	Actions by Guarantied Parties.

Any Guarantied Party may from time to time, in accordance with the terms of the applicable Note Document, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Guarantied Party in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them may have against any such security, as Guarantied Party in its reasonable discretion may determine consistent with the Credit Agreement, the Lender Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales and (f) exercise any other rights available to Guarantied parties or any of them, under the Note Documents.

4.	No Discharge.

This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than (i) payment in full of the Guarantied Obligations or (ii) Unasserted Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Note Purchase Agreement, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Parties or any of them might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses,

23

set-offs or counterclaims which Company may assert against any Guarantied Party in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury but excluding payment and performance of the Guarantied Obligations and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

5.	Waivers.

Guarantor waives to the extent permitted by applicable law, for the benefit of Guarantied Parties: (a) any right to require Guarantied Parties, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guarantied Party in favor of Company or any other Person or (iv) pursue any other remedy in the power of any Guarantied Party; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Guarantied Party’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor’s obligations hereunder other than by payment and performance, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Guarantied Party protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

6.	Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations.

(a)

Until the Guarantied Obligations (other than Unasserted Obligations) shall have been paid in full, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection

24

with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Guarantied Party now has or may hereafter have against Company and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guarantied party and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations in respect thereof. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Parties may have against Company, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Parties may have against such other guarantor.

(b)

Any indebtedness of Company now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Parties and shall promptly be paid over to Guarantied Parties to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty; provided that any payment on such indebtedness received by Guarantor at any time when no Event of Default has occurred and is continuing and in accordance with this Guaranty or the Note Purchase Agreement shall be permitted and need not be held in trust for or paid over to Guarantied Parties.

7.	Expenses.

Guarantor agrees to pay, or cause to be paid, on demand, and to save Guarantied Parties harmless against liability for, (a) any and all reasonable, documented out-of-pocket costs and expenses (including reasonable fees, costs of settlement and disbursements of counsel) incurred or expended by Guarantied Parties in connection with the enforcement of or preservation of any rights under this Guaranty and (b) any and all reasonable, documented, out-of-pocket costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any other Note Document.

8.	Financial Condition of Company.

No Guarantied Party shall have any obligation, and Guarantor waives any duty on the part of any Guarantied Party, to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability

25

to perform its obligations under the Note Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guarantied Obligations.

9.	Representations and Warranties.

Guarantor makes, for the benefit of Guarantied Parties, each of the representations and warranties made in the Note Purchase Agreement by Company as to Guarantor, its assets, financial condition, operations, organization, legal status, business and the Note Documents to which it is a party.

10.	Covenants.

Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid (other than Unasserted Obligations), Guarantor will, unless Requisite Purchasers shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Note Documents state that Company is to cause Guarantor and such Subsidiaries to perform or observe.

11.	Set Off.

In addition to any other rights any Guarantied Party may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Guarantied Party under this Guaranty, such Guarantied Party is authorized at any time or from time to time, with prompt notice, to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Guarantied Party owing to Guarantor and any other property of Guarantor held by a Guarantied Party to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Guarantied Party under this Guaranty to the extent then due and payable.

12.	Release.

Upon the payment in full of all Guarantied Obligations (other than Unasserted Obligations), this Guaranty and all obligations of Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. Upon any such termination, Guarantied Parties will, at Guarantor’s request, promptly execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination.

13.	Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Parties and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

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14.	Miscellaneous.

(a)	It is not necessary for Guarantied Parties to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

(b)

The rights, powers and remedies given to Guarantied Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Guarantied Parties by virtue of any statute or rule of law or in any of the Note Documents or any agreement between Guarantor and one or more Guarantied Parties or between Company and one or more Guarantied Parties; provided, however, that notwithstanding the foregoing, to the extent that any provision in this Guaranty conflicts with any provision of the Note Purchase Agreement, then the Note Purchase Agreement shall control. Any forbearance or failure to exercise, and any delay by any Guarantied Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(c)

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(d)

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND GUARANTIED PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(e)

This Guaranty shall inure to the benefit of Guarantied Parties and their respective successors and assigns without any need for execution hereof by such Guarantied Parties or such successors and assigns.

(f)

All notices, requests and demands to or upon any Guarantied Party or Guarantor hereunder shall be effected in the manner provided for in Section 9.8 of the Note Purchase Agreement; provided that any such notice, request or demand to or upon Guarantor shall be addressed to Guarantor at its notice address set forth in Schedule 1.

(g)

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address set forth below its signature hereto, such service being acknowledged by Guarantor to

27

be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Parties to bring proceedings against Guarantor in the courts of any other jurisdiction. The provisions of this Section 14(g) shall be binding and enforceable to the fullest extent under the New York General Obligations Law Section 5-1042 or otherwise.

(h)

GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTIES EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTIED PARTIES TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTIED PARTIES HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY MUTUAL WRITTEN WAIVER SIGNED BY ALL PARTIES TO THIS GUARANTY AND SPECIFICALLY REFERRING TO THIS SECTION 14(H)), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15.	Counterparts.

This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

16.	Subordination

This Parent Guaranty is and shall at all times be and remain subordinated and subject in rights of payment to the extent and in the manner set forth in the Subordination Agreement to the prior payment in full of all Senior Loans and ABL Loans.

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IN WITNESS WHEREOF, Guarantor and Guarantied Parties have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT:
GGC USS ACQUISITION SUB, INC., as Guarantor

By:
Name:
Title:

Notice Address:

USS HOLDINGS, INC., as Guarantor by execution hereof assumes all rights and obligations of GGC USS Acquisition Sub, Inc. hereunder following the merger with GGC USS Acquisition Sub, Inc. pursuant to the Acquisition Documents and agree to be bound by the terms hereof as Guarantor in all respects

By:
Name:
Title:

Notice Address:

GGC FINANCE PARTNERSHIP, L.P., as Guarantied Party

By:
Name:
Title:

By:
Name:
Title:

Address:

SCHEDULE 1

Notice Address for Guarantors

[**•**]

Notice Address: